EXHIBIT 4.02

NONSTANDARDIZED ADOPTION AGREEMENT

PROTOTYPE CASH OR DEFERRED PROFIT-SHARING PLAN

Sponsored by

SBERA

The Employer named below hereby establishes a Cash or Deferred Profit-Sharing Plan for eligible Employees as provided in this Adoption Agreement and the accompanying Basic Plan Document #01.

I.	EMPLOYER INFORMATION

If more than one Employer is adopting the Plan, complete this section based on the lead Employer. Additional Employers who are members of the same controlled group or affiliated service group may adopt this Plan by completing and executing Section XX(A) of the Adoption Agreement.

	A.	Name And Address:

Legacy Banks
116 North Street
Pittsfield, MA 01201

	B.	Telephone Number: 413-443-4421

	C.	Employer’s Tax ID Number: 04-1180020

	D.	Form Of Business:

		☐ 1. Sole Proprietor ☐	5.	Limited Liability Company

		☐ 2. Partnership ☐	6.	Limited Liability Partnership

		☒ 3. Corporation ☐	7.	_____________________________________

☐ 4. S Corporation

	E.	Is The Employer Part Of A Controlled Group?	☐ YES ☒ NO
		Part Of An Affiliated Service Group?	☐ YES ☒ NO

	F.	Name Of Plan: SBERA 401(k) Plan as adopted by Legacy Banks

	G.	Three Digit Plan Number: 002

	H.	Employer’s Tax Year End: 10/31

	I.	Employer’s Business Code: 522120

II.	EFFECTIVE DATE

	A.	New Plan:

This is a new Plan having an Effective Date of .

	B.	Amended and Restated Plans:

This is an amendment or restatement of an existing Plan. The initial Effective Date of the Plan was . The Effective Date of this amendment or restatement is .

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	C.	Amended or Restated Plans for GUST:

This is an amendment or restatement of an existing Plan to comply with GUST [The Uruguay Round Agreements, Pub. L. 103-465 (GATT); The Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353 (USERRA); The Small Business Job Protection Act of 1996, Pub. L. 104-188 (SBJPA) [including Section 414(u) of the Internal Revenue Code]; The Taxpayer Relief Act of 1997, Pub. L. 105-34 (TRA’97); The Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206 (IRSRRA), and The Community Renewal Tax Relief Act of 2000, Pub. L. 106-554 (CRA). The initial Effective Date of the Plan was 7/1/1990. Except as provided for in the Plan, the Effective Date of this amendment or restatement is 1/1/2002. (The restatement date should be no earlier than the first day of the current Plan Year. The Plan contains appropriate retroactive Effective Dates with respect to provisions of GUST.)

Pursuant to Code Section 411(d)(6) and the Regulations issued thereunder, an Employer cannot reduce, eliminate or make subject to Employer discretion any Code Section 411(d)(6) protected benefit. Where this Plan document is being adopted to amend another plan that contains a protected benefit not provided for in the Basic Plan Document #01, the Employer may complete Schedule A as an addendum to this Adoption Agreement. Schedule A describes such protected benefits and shall become part of this Plan. If a prior plan document contains a plan feature not provided for in the Basic Plan Document #01, the Employer may attach Schedule B describing such feature. Provisions listed on Schedule B are not covered by the IRS Opinion Letter issued with respect to the Basic Plan Document #01.

	D.	Effective Date for Elective Deferrals:

If different from above, the Elective Deferral provisions shall be effective .

III.	DEFINITIONS

	A.	“Compensation”

Select the definition of Compensation, the Compensation Computation Period, any Compensation Dollar Limitation and Exclusions from Compensation for each Contribution Type from the options listed below. Enter the letter of the option selected on the lines provided below. Leave the line blank if no election needs to be made.

Employer Contribution Type	Compensation Definition	Compensation Computation Period	Compensation Dollar Limitation	Exclusions From Compensation
All Contributions	b	b	$	a

Elective Deferrals			$

Voluntary After-tax			$

Required After-tax			$

Safe Harbor			$

Non-Safe Harbor Match Formula 1			$

QNEC/QMAC			$

Discretionary			$

Non-Safe Harbor Match Formula 2			$

Antidiscrimination Tests	Compensation Definition	Compensation Computation Period	Compensation Dollar Limitation
ADP/ACP	b	a	$

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Compensation Computation Periods must be consistent for all contribution types, except discretionary. If different Computation Periods are selected, the selection for ADP/ACP testing will be deemed to be the election for all purposes except for Discretionary Contributions.

1.	Compensation Definition:

	a.	Code Section 3401(a) - W-2 Compensation subject to income tax withholding at the source.

	b.	Code Section 3401(a) - W-2 Compensation subject to income tax withholding at the source, with all pre-tax contributions added.

	c.	Code Section 6041/6051 - Income reportable on Form W-2.

	d.	Code Section 6041/6051 - Income reportable on Form W-2, with all pre-tax contributions added.

	e.	Code Section 415 - All income received for services performed for the Employer.

	f.	Code Section 415 - All income received for services performed for the Employer, with all pre-tax contributions excluded.

The Code Section 415 definition will always apply with respect to sole proprietors and partners.

2.	Compensation Computation Period:

	a.	Compensation paid during a Plan Year while a Participant.

	b.	Compensation paid during the entire Plan Year.

	c.	Compensation paid during the Employer’s fiscal year.

	d.	Compensation paid during the calendar year.

3.	Compensation Dollar Limitation: The dollar limitation section does not need to be completed unless Compensation of less than the Code Section 401(a)(17) limit of $160,000 (as indexed) is to be used.

4.	Exclusions from Compensation (non-integrated plans only):

	a.	There will be no exclusions from Compensation under the Plan.

	b.	Any amount included in a Participant’s gross income due to the application of Code Sections 125, 132(f)(4), 402(h)(1)(B), 402(e) or 403(b) will be excluded from the definition of Compensation under the Plan.

	c.	Overtime

	d.	Bonuses

	e.	Commissions

	f.	Exclusion applies only to Participants who are Highly Compensated Employees.

	g.	Severance pay

	h.	Holiday and vacation pay

	i.	Other:

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B.	“Disability”

☒	1.	As defined in paragraph 1.26 of the Basic Plan Document #01.

☐	2.	As defined in the Employer’s Disability Insurance Plan.

☐	3.	An individual will be considered to be disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long continued and indefinite duration. An individual shall not be considered to be disabled unless he or she furnishes proof of the existence thereof in such form and manner as the Secretary may prescribe.

C.	“Highly Compensated Employees – Top-Paid Group Election” For Plans which are being amended and restated for GUST, please complete Schedule C outlining the preamendment operation of the Plan, as well as this section of the Adoption Agreement. The testing elections made below will apply to the future operation of the Plan.

☐	1.	Top-Paid Group Election:

		In determining who is a Highly Compensated Employee, the Employer makes the Top-Paid Group election. The effect of this election is that an Employee (who is not a 5% owner at any time during the determination year or the look-back year) who earned more than $80,000, as indexed for the look-back year, is a Highly Compensated Employee if the Employee was in the Top-Paid Group for the look-back year. This election is applicable for the Plan Year in which this Plan is effective.

☒	2.	Calendar Year Data Election:

		If the Plan Year is not the calendar year, the prior year computation period for purposes of determining if an Employee earned more than $80,000, as indexed, is the calendar year beginning in the prior Plan Year. This election is applicable for the Plan Year in which this Plan is effective.

D.	“Hour Of Service”

	Hours shall be determined by the method selected below. The method selected shall be applied to all Employees covered under the Plan as follows:

☐	1.	Not applicable. For all purposes under the Plan, a Year of Service (Period of Service) is defined as Elapsed Time.

☒	2.	On the basis of actual hours for which an Employee is paid or entitled to payment.

☐	3.	On the basis of days worked. An Employee shall be credited with ten (10) Hours of Service if such Employee would be credited with at least one (1) Hour of Service during the day.

☐	4.	On the basis of weeks worked. An Employee shall be credited with forty-five (45) Hours of Service if the Employee would be credited with at least one (1) Hour of Service during the week.

☐	5.	On the basis of semi-monthly payroll periods. An Employee shall be credited with ninety-five (95) Hours of Service if such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.

☐	6.	On the basis of months worked. An Employee shall be credited with one-hundred-ninety (190) Hours of Service if such Employee would be credited with at least one (1) Hour of Service during the month.

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E.	“Integration Level”

☒	1.	Not applicable. The Plan’s allocation formula is not integrated with Social Security.

☐	2.	The maximum earnings considered wages for such Plan Year for Social Security withholding purposes without regard to Medicare.

☐	3.	% (not more than 100%) of the amount considered wages for such Plan Year for Social Security withholding purposes without regard to Medicare.

☐	4.	$ , provided that such amount is not in excess of the amount determined under paragraph (E)(2) above.

☐	5.	One dollar over 80% of the amount considered wages for such Plan Year for Social Security withholding purposes without regard to Medicare.

☐	6.	20% of the maximum earnings considered wages for such Plan Year for Social Security withholding purposes without regard to Medicare.

F.	“Limitation Year”

	Unless elected otherwise below, the Limitation Year shall be the Plan Year.

	The 12-consecutive month period commencing on January 1 and ending on December 31.

	If applicable, there will be a short Limitation Year commencing on and ending on . Thereafter, the Limitation Year shall end on the date specified above.

G.	“Net Profit”

☒	1.	Not applicable. Employer contributions to the Plan are not conditioned on profits.

☐	2.	Net Profits are defined as follows:

	☐	a.	As defined in paragraph 1.61 of Basic Plan Document #01.

	☐	b.	Net Profits will be defined in a uniform and nondiscriminatory manner which will not result in a deprivation of an eligible Participant of any Employer Contribution.

		c.	Net Profits are required for the following contributions:

		☐	i.	Employer Non-Safe Harbor Match Formula 1.

		☐	ii.	Employer Non-Safe Harbor Match Formula 2.

		☐	iii.	Employer QNEC and QMAC.

		☐	iv.	Employer discretionary.

	Elective Deferrals can always be contributed regardless of profits. Top-Heavy minimums are required regardless of profits.

H.	“Plan Year”

	The 12-consecutive month period commencing on January 1 and ending on December 31.

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	If applicable, there will be a short Plan Year commencing on and ending on . Thereafter, the Plan Year shall end on the date specified above.

I.	“QDRO Payment Date”

☒	1.	The date the QDRO is determined to be qualified.

☐	2.	The statutory age 50 requirement applies for purposes of making distribution to an alternate payee under the provisions of a QDRO.

J.	“Qualified Joint and Survivor Annuity”

☒	1.	Not applicable. The Plan is not subject to Qualified Joint and Survivor Annuity rules. The safe harbor provisions of paragraph 8.7 of the Basic Plan Document #01 apply. The normal form of payment is a lump sum. No annuities are offered under the Plan.

☐	2.	The normal form of payment is a lump sum. The Plan does provide for annuities as an optional form of payment at Section XVIII(C) of the Adoption Agreement. Joint and Survivor rules are avoided unless the Participant elects to receive his or her distribution in the form of an annuity.

☐	3.	The Joint and Survivor Annuity rules are applicable and the survivor annuity will be % (50%, 66 2/3%, 75% or 100%) of the annuity payable during the lives of the Participant and his or her Spouse. If no selection is specified, 50% shall be deemed elected.

K.	“Qualified Preretirement Survivor Annuity”

	Do not complete this section if paragraph (J)(1) was elected.

☐	1.	The Qualified Preretirement Survivor Annuity shall be 100% of the Participant’s Vested Account Balance in the Plan as of the date of the Participant’s death.

☐	2.	The Qualified Preretirement Survivor Annuity shall be 50% of the Participant’s Vested Account Balance in the Plan as of the date of the Participant’s death.

L.	“Valuation of Plan Assets”

	The assets of the Plan shall be valued on the last day of the Plan Year and on the following Valuation Date(s):

☐	1.	There are no other mandatory Valuation Dates.

☒	2.	The Valuation Dates are applicable for the contribution type specified below:

Contribution Type	Valuation Date
All Contributions	a
Elective Deferrals
Voluntary After-tax
Required After-tax
Safe Harbor
Non-Safe Harbor Match Formula 1
QNEC/QMAC
Discretionary
Non-Safe Harbor Match Formula 2

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	a.	Daily valued.

	b.	The last day of each month.

	c.	The last day of each quarter in the Plan Year.

	d.	The last day of each semi-annual period in the Plan Year.

	e.	At the discretion of the Plan Administrator.

	f.	Other: .

IV.	ELIGIBILITY REQUIREMENTS

Complete the following using the eligibility requirements as specified for each contribution type. To become a Participant in the Plan, the Employee must satisfy the following eligibility requirements.

Contribution Type	Minimum Age	Service Requirement	Class Exclusions	Eligibility Computation Period	Entry Date
All Contributions	21		6		2
Elective Deferrals		2		1
Voluntary After-tax
Required After-tax
Safe Harbor Contribution*
Non-Safe Harbor Match – Formula 1		4		3
QNECs
QMACs
Employer Discretionary
Non-Safe Harbor Match – Formula 2

*	If any age or Service requirement selected is more restrictive than that which is imposed on any Employee contribution, that group of Employees will be subject to the ADP and/or ACP testing as prescribed under IRS Notices 98-52, 2000-3 and any applicable IRS Regulations.

A.	Age:

	1.	No age requirement.

	2.	Insert the applicable age in the chart above. The age may not be more than 21.

B.	Service:

	1.	No Service requirement.

	2.	3 months of Service (insert number of months applicable to the specified contribution type).

	3.	months of Service (insert number of months applicable to the specified contribution type).

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	4.	1 Year of Service or Period of Service.

	5.	2 Years of Service or Periods of Service.

	6.	1 Expected Year of Service. May enter after six (6) months of actual Service.

	7.	1 Expected Year of Service. May enter after months of actual Service [must be less than one (1) Year].

	8.	1 Expected Year of Service. May enter after months of actual Service [must be less than one (1) Year].

	9.	Completion of Hours of Service within the month(s) time period following an Employee’s commencement of employment.

No more than 83 1/3 Hours of Service may be required during each such month; provided, however, that the Employee shall become a Participant no later than upon the completion of 1,000 Hours of Service within an Eligibility Computation Period and the attainment of the minimum age requirement.

The maximum Service requirement for Elective Deferrals is 1 year. For all other contributions, the maximum is 2 years. If a Service requirement greater than 1 year is selected, Participants must be 100% vested in that contribution.

A Year of Service for eligibility purposes is defined as follows (choose one):

Do not enter this definition in the table above.

☐	10.	Not applicable. There is no Service requirement.

☐	11.	Not applicable. The Plan is using Expected Year of Service or has a Service requirement of less than one (1) year.

☒	12.	Hours of Service method. A Year of Service will be credited upon completion of 1000 Hours of Service. A Year of Service for eligibility purposes may not be less than 1 Hour of Service nor greater than 1,000 hours by operation of law. If left blank, the Plan will use 1,000 hours.

☐	13.	Elapsed Time method.

C.	Employee Class Exclusions:

	1.	Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee Representatives, if benefits were the subject of good faith bargaining and if two percent or less of the Employees are covered pursuant to the agreement are professionals as defined in §1.410(b)-9 of the Regulations. For this purpose, the term “employee representative” does not include any organization more than half of whose members are owners, officers, or executives of the Employer.

	2.	Employees who are non-resident aliens [within the meaning of Code Section 7701(b)(1)(B)] who receive no Earned Income [within the meaning of Code Section 911(d)(2)] from the Employer which constitutes income from sources within the United States [within the meaning of Code Section 861(a)(3)].

	3.	Employees compensated on an hourly basis.

	4.	Employees compensated on a salaried basis.

	5.	Employees compensated on a commission basis.

	6.	Leased Employees.

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	7.	Highly Compensated Employees.

	8.	The Plan shall exclude from participation any nondiscriminatory classification of Employees determined as follows:

D.	Eligibility Computation Period: The initial Eligibility Computation Period shall commence on the date on which an Employee first performs an Hour of Service and the first anniversary thereof. Each subsequent Computation Period shall commence on:

	1.	Not applicable. The Plan has a Service requirement of less than one (1) year or uses the Elapsed Time method to determine eligibility.

	2.	The anniversary of the Employee’s employment commencement date and each subsequent 12-consecutive month period thereafter.

	3.	The first day of the Plan Year which commences prior to the first anniversary date of the Employee’s employment commencement date and each subsequent Plan Year thereafter.

E.	Entry Date Options:

	1.	The first day of the month coinciding with or next following the date on which an Employee meets the eligibility requirements.

	2.	The first day of the payroll period coinciding with or next following the date on which an Employee meets the eligibility requirements.

	3.	The earlier of the first day of the Plan Year, or the first day of the fourth, seventh or tenth month of the Plan Year coinciding with or next following the date on which an Employee meets the eligibility requirements.

	4.	The earlier of the first day of the Plan Year or the first day of the seventh month of the Plan Year coinciding with or next following the date on which an Employee meets the eligibility requirements.

	5.	The first day of the Plan Year following the date on which the Employee meets the eligibility requirements. If this election is made, the Service waiting period cannot be greater than one-half year and the minimum age requirement may not be greater than age 20 1/2.

	6.	The first day of the Plan Year nearest the date on which an Employee meets the eligibility requirements. This option can only be selected for Employer related contributions.

	7.	The first day of the Plan Year during which the Employee meets the eligibility requirements. This option can only be selected for Employer related contributions.

	8.	The Employee’s date of hire.

F.	Employees on Effective Date:

☒	1.	All Employees will be required to satisfy both the age and Service requirements specified above.

☐	2.	Employees employed on the Plan’s Effective Date do not have to satisfy the age requirement specified above.

☐	3.	Employees employed on the Plan’s Effective Date do not have to satisfy the Service requirement specified above.

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G.	Special Waiver of Eligibility Requirements:

The age and/or Service eligibility requirements specified above shall be waived for those eligible Employees who are employed on the following date for the contribution type(s) specified. This waiver applies to either the age or service requirement or both as elected below:

Waiver Date	Waiver of Age Requirement	Waiver of Service Requirement	Contribution Type
All Contributions
Elective Deferrals
Employer Discretionary
Non-Safe Harbor Match Formula 1
Safe Harbor Contribution
QNEC
QMAC
Non-Safe Harbor Match Formula 2

V.	RETIREMENT AGES

	A.	Normal Retirement:

	☒	1.	Normal Retirement Age shall be age 65 (not to exceed 65).

	☐	2.	Normal Retirement Age shall be the later of attaining age (not to exceed age 65) or the (not to exceed the fifth) anniversary of the first day of the first Plan Year in which the Participant commenced participation in the Plan.

		3.	The Normal Retirement Date shall be:

		☒	a.	as of the date the Participant attains Normal Retirement Age.

		☐	b.	the first day of the month next following the Participant’s attainment of Normal Retirement Age.

	B.	Early Retirement:

	☐	1.	Not applicable.

	☒	2.	The Plan shall have an Early Retirement Age of 59.5 (not less than age 55) and completion of 0 Years of Service.

		3.	The Early Retirement Date shall be:

		☒	a.	as of the date the Participant attains Early Retirement Age.

		☐	b.	the first day of the month next following the Participant’s attainment of Early Retirement Age.

VI.	EMPLOYEE CONTRIBUTIONS

	A.	Elective Deferrals:

	☐	1.	Up to %.

	☒	2.	Participants shall be permitted to make Elective Deferrals in any amount from a minimum of 1% to a maximum of 75% of their Compensation not to exceed $ .

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☐	3.	Participants shall be permitted to make Elective Deferrals in a flat dollar amount from a minimum of $ to a maximum of $ , not to exceed % of their Compensation.

☐	4.	Up to the maximum percentage of Compensation and dollar amount permissible under Section 402(g) of the Internal Revenue Code not to exceed the limits of Code Sections 401(k), 404 and 415.

B.	Bonus Option:

☒	1.	Not applicable.

☐	2.	Bonuses paid by the Employer are included in the definition of Compensation and the Employer permits a Participant to amend their deferral election to defer to the Plan, an amount not to exceed % or $ of any bonus received by the Participant for any Plan Year.

C.	Automatic Enrollment: The Employer elects the automatic enrollment provisions as follows:

☐	1.	New Employees. Employees who have not met the eligibility requirements shall have Elective Deferrals withheld in the amount of % of Compensation or $ of Compensation upon entering the Plan.

☐	2.	Current Participants. Current Participants who are deferring at a percentage less than the amount selected herein shall have Elective Deferrals withheld in the amount of % of Compensation or $ of Compensation.

☐	3.	Current Employees. Employees who are eligible to participate but not deferring shall have Elective Deferrals withheld in the amount of % of Compensation or $ of Compensation.

	Employees and Participants shall have the right to amend the stated automatic Elective Deferral percentage or receive cash in lieu of deferral into the Plan.

D.	Voluntary After-tax Contributions:

☒	1.	The Plan does not permit Voluntary After-tax Contributions.

☐	2.	Participants may make Voluntary After-tax Contributions in any amount from a minimum of % to a maximum of % of their Compensation or a flat dollar amount from a minimum of $ to a maximum of $ .

	If recharacterization of Elective Deferrals has been elected at Section XII(D) in this Adoption Agreement, Voluntary After-tax Contributions must be permitted in the Plan by completing the section above.

E.	Required After-tax Contributions (Thrift Savings Plans only):

☒	1.	The Plan does not permit Required After-tax Contributions.

☐	2.	Participants shall be required to make Required After-tax Contributions as follows:

	☐	a.	% of Compensation.

	☐	b.	A percentage determined by the Employee.

F.	Rollover Contributions:

☐	1.	The Plan does not accept Rollover Contributions.

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	☒	2.	Participants may make Rollover Contributions after meeting the eligibility requirements for participation in the Plan.

	☐	3.	Employees may make Rollover Contributions prior to meeting the eligibility requirements for participation in the Plan.

	G.	Elective Plan to Plan Transfer Contributions:

	☐	1.	The Plan does not accept Transfer Contributions.

	☒	2.	Participants may make Transfer Contributions after meeting the eligibility requirements for participation in the Plan.

	☐	3.	Employees may make Transfer Contributions prior to meeting the eligibility requirements for participation in the Plan.

	H.	Changes to Elective Deferrals:

Participants shall be permitted to terminate their Elective Deferrals at any time upon proper and timely notice to the
Employer. Modifications to Participants’ Elective Deferrals will become effective on a prospective basis as provided for
		below:

	☐	1.	On a daily basis.

	☐	2.	Upon (not to exceed 90) days notice to the Plan Administrator.

	☐	3.	On the first day of each quarter.

	☐	4.	On the first day of the next month.

	☒	5.	The beginning of the next payroll period.

	I.	Reinstatement of Elective Deferrals:

		Participants who terminate their Elective Deferrals shall be permitted to reinstate their Elective Deferrals on a prospective basis as provided for below:

	☐	1.	On a daily basis.

	☐	2.	Upon (not to exceed 90) days notice to the Plan Administrator.

	☐	3.	On the first day of each quarter.

	☐	4.	On the first day of the next month.

	☒	5.	The beginning of the next payroll period.

VII.	SAFE HARBOR PLAN PROVISIONS

☐	The Employer elects to comply with the Safe Harbor Cash or Deferred Arrangement provisions of Article XI of Basic Plan Document #01 and elects one of the following contribution formulas:

	A.	Safe Harbor Tests:

	☐	1.	Only the ADP and not the ACP Test Safe Harbor provisions are applicable.

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	☐	2.	Both the ADP and ACP Test Safe Harbor provisions are applicable. If both ADP and ACP provisions are applicable:

		☐	a.	No additional Matching Contributions will be made in any Plan Year in which the Safe Harbor provisions are used.

		☐	b.	The Employer may make Matching Contributions in addition to any Safe Harbor Matching Contributions elected below. (Complete provisions in Article VIII regarding Matching Contributions that will be made in addition to those Safe Harbor Matching Contributions made below.)

☐	B.	Designation of Alternate Plan to Receive Safe Harbor Contribution:

If the Safe Harbor Contribution as elected below is not being made to this Plan, the name of the other plan that will receive the Safe Harbor Contribution is:

☐	C.	Basic Matching Contribution Formula:

Matching Contributions will be made on behalf of Participants in an amount equal to 100% of the amount of the Eligible Participant’s Elective Deferrals that do not exceed 3% of the Participant’s Compensation and 50% of the amount of the Participant’s Elective Deferrals that exceed 3% of the Participant’s Compensation but that do not exceed 5% of the Participant’s Compensation.

☐	D.	Enhanced Matching Contribution Formula:

Matching Contributions will be made in an amount equal to the sum of:

	☐	1.	% (may not be less than 100%) of the Participant’s Elective Deferrals that do not exceed % (if more than 6% or if left blank, the ACP Test will apply) of the Participant’s Compensation, plus

	☐	2.	% of the Participant’s Elective Deferrals that exceed % of the Participant’s Compensation but do not exceed % (if more than 6% or if left blank the ACP Test will apply) of the Participant’s Compensation.

This section must be completed so that at any rate of Elective Deferrals, the Matching Contribution is at least equal to the Matching Contribution received if the Employer used the Basic Matching Contribution Formula. The rate of match cannot increase as Elective Deferrals increase. If an additional discretionary match is made, the dollar amount may not exceed 4% of the Participant’s Compensation.

☐	E.	Guaranteed Non-Elective Contribution Formula:

The Employer shall make a Non-Elective Contribution equal to % (not less than 3%) of the Compensation of each Eligible Participant.

☐	F.	Flexible Non-Elective Contribution Formula:

This provision provides the Employer with the ability to amend the Plan to comply with the Safe Harbor provisions during the Plan Year. To provide such option, the Employer must amend the Plan and indicate on Schedule D that the Safe Harbor Non-Elective Contribution (not less than 3%) will be made for the specified Plan Year. Such election must comply with all the applicable notice requirements.

Additional Non-Safe Harbor contributions may be made to the Plan pursuant to Article XI of Basic Plan Document #01.

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☐	G.	Limitations on Safe Harbor Matching Contributions:

		If a Safe Harbor Matching Contribution is made to the Plan:

	☐	1.	The Employer will annualize the Safe Harbor Matching Contributions.

	☐	2.	The Employer will not annualize the Safe Harbor Matching Contributions and elects to match actual Elective Deferrals made:

		☐	a.	on a payroll basis.

		☐	b.	on a monthly basis.

		☐	c.	on a Plan Year quarterly basis.

			If no election is made, the payroll period method will be used. If one of the Matching Contribution calculation periods at Section VII(G)(2) above is selected Matching Contributions must be deposited to the Plan not later than the last day of the calendar quarter next following the quarter following to which they relate.

	If the Safe Harbor Plan provisions are elected, the antidiscrimination tests at Article XI of the Basic Plan Document #01 are not applicable. Safe Harbor Contributions made are subject to the withdrawal restrictions of Code Section 401(k)(2)(B) and Treasury Regulations Section 1.401(k)-1(d); such contributions (and earnings thereon) must not be distributable earlier than separation from Service, death, Disability, an event described in Code Section 401(k)(10), or in the case of a profit-sharing or stock bonus plan, the attainment of age 59 1/2. Safe Harbor Contributions are NOT available for Hardship withdrawals.

	The ACP Test Safe Harbor is automatically satisfied if the only Matching Contribution to the Plan is either a Basic Matching Contribution or an Enhanced Matching Contribution that does not provide a match on Elective Deferrals in excess of 6% of Compensation. For Plans that allow Voluntary or Required After-tax Contributions, the ACP Test is applicable with regard to such contributions.

	Employees eligible to make Elective Deferrals to this Plan must be eligible to receive the Safe Harbor Contribution in the Plan listed above, to the extent required by IRS Notices 98-2 and 2000-3.

14	§401(k) Plan AA #010

VIII.	EMPLOYER CONTRIBUTIONS

The Employer shall make contributions to the Plan in accordance with the formula or formulas selected below. The Employer’s contribution shall be subject to the limitations contained in Articles III and X. For this purpose, a contribution for a Plan Year shall be limited by Compensation earned in the Limitation Year which ends with or within such Plan Year.

Do not complete this Section of the Adoption Agreement if the Plan only offers a Safe Harbor Contribution. A Plan that offers both a Safe Harbor Matching Contribution as well as an additional Matching Contribution which is specified below, must complete both Sections VII and VIII of the Adoption Agreement.

	A.	Matching Employer Contribution:

Select the Matching Contribution Formula, Computation Period and special Limitations for each contribution type from the options listed below. Enter the letter of the option(s) selected on the lines provided. Leave the line blank if no election is required.

Type of Contribution	Non-Safe Harbor Matching Formula 1	Matching Computation Period	Limitations	Non-Safe Harbor Matching Formula 2	Matching Computation Period	Limitations

Elective Deferrals	c	b
Voluntary After-tax
Required After-tax
403(b) Deferrals

If any election is made with respect to “403(b) Deferrals” above, and if this Plan is used to fund any Employer Contributions, Employer Contributions will be based on the Elective Deferrals made to an existing 403(b) plan sponsored by the Employer.

Name of corresponding 403(b) plan:

1.	Matching Contribution Formulas:

Elective Deferral Matching Contribution Formulas:

	a.	Percentage of Deferral Match: The Employer shall contribute to each eligible Participant’s account an amount equal to % of the Participant’s Elective Deferrals up to a maximum of % or $ of Compensation.

	b.	Uniform Dollar Match: The Employer shall contribute to each eligible Participant’s account $ if the Participant who contributes at least % or $ of Compensation. The Employer’s contribution will be made up to a maximum of % of Compensation.

	c.	Discretionary Match: The Employer’s Matching Contribution shall be determined by the Employer with respect to each Plan Year. The Matching Contribution shall be contributed to each eligible Participant in accordance with the nondiscriminatory formula determined by the Employer. If this Plan is also utilizing a Safe Harbor Contribution, pursuant to Section VII of this Adoption Agreement, Discretionary Matching Contributions may not exceed 4% of Compensation.

15	§401(k) Plan AA #010

d.	Tiered Match: The Employer shall contribute to each eligible Participant’s account an amount equal to:

% of the first % of the Participant’s Compensation contributed, and

% of the next % of the Participant’s Compensation contributed, and

% of the next % of the Participant’s Compensation contributed.

The Employer’s contribution will be made up to the [ ] greater of [ ] lesser of % of Compensation, or $ .

The percentages specified above may not increase as the percentage of Participant’s contribution increases.

e.	Percentage of Compensation Match: The Employer shall contribute to each eligible Participant’s account % of Compensation if the eligible Participant contributes at least % of Compensation.

The Employer’s contribution will be made up to the [ ] greater of [ ] lesser of % of Compensation, or $ .

f.	Proportionate Compensation Match: The Employer shall contribute to each eligible Participant who defers at least % of Compensation, an amount determined by multiplying such Employer Matching Contribution by a fraction, the numerator of which is the Participant’s Compensation and the denominator of which is the Compensation of all Participants eligible to receive such an allocation.

The Employer’s contribution will be made up to the [ ] greater of [ ] lesser of % of Compensation, or $ .

g.	Length of Service Match: The Employer shall make Matching Contributions equal to the formula determined under the following schedule:

Participant’s Total Years of Service	Matching Contribution Formula
____________	________________________________________
____________	________________________________________
____________	________________________________________

Each separate matching percentage contribution must satisfy Code Section 401(a)(4) nondiscrimination requirements and the ACP test.

Voluntary After-tax Matching Contribution Formulas:

h.	Percentage of Deferral Match: The Employer shall contribute to each eligible Participant’s account an amount equal to % of the Participant’s Voluntary After-tax Contributions up to a maximum of % or $ of Compensation.

i.	Uniform Dollar Match: The Employer shall contribute to each eligible Participant’s account $ if the Participant at contributes least % or $ of Compensation. The Employer’s contribution will be made up to a maximum of % of Compensation.

16	§401(k) Plan AA #010

	j.	Discretionary Match: The Employer’s Matching Contribution shall be determined by the Employer with respect to each Plan Year. The Matching Contribution shall be contributed to each eligible Participant in accordance with the nondiscriminatory formula determined by the Employer.

Required After-tax Matching Contribution Formulas:

	k.	Percentage of Deferral Match: The Employer shall contribute to each eligible Participant’s account an amount equal to % of the Participant’s Required After-tax Contributions up to a maximum of % or $ of Compensation.

	l.	Uniform Dollar Match: The Employer shall contribute to each eligible Participant’s account $ if the Participant contributes at least % or $ of Compensation. The Employer’s contribution will be made up to a maximum of % of Compensation.

	m.	Discretionary Match: The Employer’s Matching Contribution shall be determined by the Employer with respect to each Plan Year. The Matching Contribution shall be contributed to each eligible Participant in accordance with the nondiscriminatory formula determined by the Employer.

If the Matching Contribution formula selected by the Employer is 100% vested and may not be distributed to the Participant before the earlier of the date the Participant separates from Service, retires, becomes disabled, attains 59 1/2, or dies, it may be treated as a Qualified Matching Contribution.

403(b) Matching Contribution Formulas:

	n.	Percentage of Deferral Match: The Employer shall contribute to each eligible Participant’s account an amount equal to % of the Participant’s 403(b) Deferrals up to a maximum of % or $ of Compensation.

	o.	Uniform Dollar Match: The Employer shall contribute to each eligible Participant’s account $ if the Participant contributes at least % or $ of Compensation. The Employer’s contribution will be made up to a maximum of % of Compensation.

	p.	Discretionary Match: The Employer’s Matching Contribution shall be determined by the Employer with respect to each Plan Year. The Matching Contribution shall be contributed to each eligible Participant in accordance with the nondiscriminatory formula determined by the Employer.

2.	Matching Contribution Computation Period: The Compensation or any dollar limitation imposed in calculating the match will be based on the period selected below. Matching Contributions will be calculated on the following basis:

a.	Weekly	e.	Quarterly

b.	Bi-weekly	f.	Semi-annually

c.	Semi-monthly	g.	Annually

d.	Monthly	h.	Payroll Based

The calculation of Matching Contributions based on the Computation Period selected above has no applicability as to when the Employer remits Matching Contributions to the Trust.

17	§401(k) Plan AA #010

	3.	Limitations on Matching Formulas:

		a.	Annualization of Matching Contributions. The Employer elects to annualize Matching Contributions made to the Plan.

If this election is not made, Matching Contributions will not be annualized.

		b.	Contributions to Participants who are not Highly Compensated Employees: Contribution of the Employer’s Matching Contribution will be made only to eligible Participants who are Non-Highly Compensated Employees.

		c.	Deferrals withdrawn prior to the end of the Matching Computation Period:

Matching Contributions (whether or not Qualified) will not be made on Employee contributions withdrawn prior to the end of the [ ] Matching Computation Period, or [ ] Plan Year.

If elected [ ], this requirement shall apply in the event of a withdrawal occurring as the result of a termination of employment for reasons of retirement, Disability or death.

	4.	Qualified Matching Contributions (QMAC):

	☐	a.	For purposes of the ADP or ACP Test, all Matching Contributions made to the Plan will be deemed “Qualified” for purposes of calculating the Actual Deferral Percentage and/or Actual Contribution Percentage. All Matching Contributions must be fully vested when made and are not available for in-service withdrawal.

	☐	b.	For purposes of the ADP or ACP Test, only Matching Contributions made to the Plan that are needed to meet the Actual Deferral Percentage or Actual Contribution Percentage Test will be deemed “Qualified” for purposes of calculating the Actual Deferral Percentage and/or Actual Contribution Percentage. All such Matching Contributions used must be fully vested when made and are not available for in-service withdrawal.

	5.	Qualified Non-Elective Contributions (QNEC):

	☐	a.	For purposes of the ADP or ACP Test, all Non-Elective Contributions made to the Plan will be deemed “Qualified” for purposes of calculating the Actual Deferral Percentage and/or Actual Contribution Percentage. All Non-Elective Contributions must be fully vested when made and are not available for in-service withdrawal.

	☐	b.	For purposes of the ADP or ACP Test, only the Non-Elective Contributions made to the Plan that are needed to meet the Actual Deferral Percentage or Actual Contribution Percentage Test will be deemed “Qualified” for purposes of calculating the Actual Deferral Percentage and/or Actual Contribution Percentage. All such Non-Elective Contributions used must be fully vested when made and are not available for in-service withdrawal.

B.	Qualified Matching (QMAC) and Qualified Non-Elective (QNEC) Employer Contribution Formulas:

☐	1.	QMAC Contribution Formula: The Employer may contribute to each eligible Participant’s Qualified Matching account an amount equal to (select one or more of the following):

	☐	a.	$ or % of the Participant’s Elective Deferrals.

	☐	b.	$ or % of the Participant’s Voluntary After-tax Contributions.

	☐	c.	$ or % of the Participant’s Required After-tax Contributions.

18	§401(k) Plan AA #010

	☐	2.	Discretionary QMAC Contribution Formula: The Employer shall have the right to make a discretionary QMAC contribution. The Employer’s Matching Contribution shall be determined by the Employer with respect to each Plan Year’s eligible Participants. This part of the Employer’s contribution shall be fully vested when made.

	☐	3.	Discretionary Percentage QNEC Contribution Formula: The Employer shall have the right to make a discretionary QNEC contribution which shall be allocated to each eligible Participant’s account in proportion to his or her Compensation as a percentage of the Compensation of all eligible Participants. This part of the Employer’s contribution shall be fully vested when made. This contribution will be made to:

		☐	a.	All eligible Participants.

		☐	b	Only eligible Participants who are Non-Highly Compensated Employees.

	☐	4.	Discretionary Uniform Dollar QNEC Contribution Formula: The Employer shall have the right to make a discretionary QNEC contribution which shall be allocated to each eligible Participant’s account in a uniform dollar amount to be determined by the Employer and allocated in a nondiscriminatory manner. This part of the Employer’s contribution shall be fully vested when made and not available for in-service withdrawal. This contribution will be made to:

		☐	a.	All eligible Participants.

		☐	b.	Only eligible Participants who are Non-Highly Compensated Employees.

	☐	5.	Corrective QNEC Contribution Formula: The Employer shall have the right to make a QNEC contribution in the amount necessary to pass the ADP/ACP Test or the maximum permitted under Code Section 415. This contribution will be allocated to some or all Non-Highly Compensated Participants designated by the Plan Administrator. The allocation will be the lesser of the amount required to pass the ADP/ACP Test, or the maximum permitted under Code Section 415 and is not available for in-service withdrawal. This part of the Employer’s contribution shall be fully vested when made.

☐	C.	Discretionary Employer Contribution - Non-Integrated Formula: The Employer shall have the right to make a discretionary contribution. The Employer’s contribution for the Plan Year shall be made to the accounts of eligible Participants as follows:

	☐	1.	Such contribution shall be allocated as a percentage of the Employer’s Net Profits.

	☐	2.	Such contribution shall be allocated as a percentage of Compensation of eligible Participants for the Plan Year.

	☐	3.	Such contribution shall be allocated in an amount fixed by an appropriate action of the Employer as of the time prescribed by law.

	☐	4.	Such contribution shall be allocated equally in a uniform dollar amount to each eligible Participant.

	☐	5.	Such contribution shall be allocated in the same dollar amount to each eligible Participant per Hour of Service the Participant is entitled to Compensation.

☐	D.	Discretionary Employer Contribution - Excess Integrated Allocation Formula: The Employer shall have the right to make a discretionary contribution. The Employer’s contribution for the Plan Year shall be allocated to the accounts of eligible Participants as follows:

		Only one plan maintained by the Employer may be integrated with Social Security. Any Plan utilizing a Safe Harbor formula provided in Section VII of this Adoption Agreement may not apply the Safe Harbor Contribution to the integrated allocation formula. If the Plan is not Top-Heavy or if the Top-Heavy minimum contribution or benefit is provided under another Plan covering the same Employees, paragraphs (1) and (2) below may be

19	§401(k) Plan AA #010

disregarded and 5.7%, 5.4% or 4.3% may be substituted for 2.7%, 2.4% or 1.3% where it appears in paragraph (3) below.

		1.	Step One: To the extent contributions are sufficient, all Participants will receive an allocation equal to 3% of their Compensation.

		2.	Step Two: Any remaining Employer contributions will be allocated up to a maximum of 3% of excess Compensation of all Participants to Participants who have Compensation in excess of the Integration Level (excess Compensation). Each such Participant will receive an allocation in the ratio that his or her excess Compensation bears to the excess Compensation of all Participants. If Employer contributions are insufficient to fund to this level, the Employer must determine the uniform allocation percentage to allocate to those Participants who have Compensation in excess of the Integration Level. To determine this uniform allocation percentage, the Employer must take the remaining contribution and divide that amount by the total excess Compensation of Participants.

		3.	Step Three: Any remaining Employer contributions will be allocated to all Participants in the ratio that their Compensation plus excess Compensation bears to the total Compensation plus excess Compensation of all Participants. Participants may only receive an allocation of up to 2.7% of their Compensation plus excess Compensation, under this allocation step. If the Integration Level defined at Section III(E) is less than or equal to the greater of $10,000 or 20% of the maximum, the 2.7% need not be reduced. If the amount specified is greater than the greater of $10,000 or 20% of the maximum Taxable Wage Base, but not more than 80%, 2.7% must be reduced to 1.3%. If the amount specified is greater than 80% but less than 100% of the maximum Taxable Wage Base, the 2.7% must be reduced to 2.4%. If Employer contributions are insufficient to fund to this level, the Employer must determine the uniform allocation percentage to allocate to those Participants who have Compensation up to the Integration Level and excess Compensation. To determine this uniform allocation percentage, the Employer must take the remaining contribution and divide that amount by the total Compensation including excess Compensation of Participants.

		4.	Step Four: Any remaining Employer contributions will be allocated to all Participants in the ratio that each Participant’s Compensation bears to all Participants’ Compensation.

☐	E.	Discretionary Employer Contribution - Base Integrated Allocation Formula: The Employer shall have the right to make a discretionary contribution. To the extent that such contributions are sufficient, they shall be allocated as follows:

% of each eligible Participant’s Compensation, plus

% of Compensation in excess of the Integration Level defined at Section III(E) hereof.

The percentage of excess Compensation may not exceed the lesser of (i) the amount first specified in this paragraph or (ii) the greater of 5.7% or the percentage rate of tax under Code Section 3111(a) as in effect on the first day of the Plan Year attributable to the Old Age (OA) portion of the OASDI provisions of the Social Security Act. If the Employer specifies an Integration Level in Section III(E) which is lower than the Taxable Wage Base for Social Security purposes (SSTWB) in effect as of the first day of the Plan Year, the percentage contributed with respect to excess Compensation must be adjusted. If the Plan’s Integration Level is greater than the larger of $10,000 or 20% of the SSTWB but not more than 80% of the SSTWB, the excess percentage is 4.3%. If the Plan’s Integration Level is greater than 80% of the SSTWB but less than 100% of the SSTWB, the excess percentage is 5.4%.

Only one Plan maintained by the Employer may be integrated with Social Security. Any Plan utilizing a Safe Harbor formula as provided in Section VII of this Adoption Agreement may not apply the Safe Harbor Contributions to the integrated allocation formula.

☐	F.	Uniform Points Allocation Formula: The allocation for each eligible Participant will be determined by a uniform points method. Each eligible Participant’s allocation shall bear the same

20	§401(k) Plan AA #010

		relationship to the Employer contribution as the Participant’s total points bears to all points awarded. Each eligible Participant will receive points for each of the following:

	☐	1.	year(s) of age.

	☐	2.	Year(s) of Service determined:

		☐	a.	In the same manner as determined for eligibility.

		☐	b.	In the same manner as determined for vesting.

		☐	c.	Points will not be awarded with respect to Year(s) of Service in excess of .

	☐	3.	$ (not to exceed $200) of Compensation.

☐	G.	Additional Adopting Employers:

	☐	1.	All participating Employers’ contributions under Section VIII entitled “Employer Contributions” above and forfeitures, if applicable, attributable to each specific contribution source shall be pooled together and allocated uniformly among all eligible Participants.

	☐	2.	Each participating Employer’s contribution under Section VIII above and forfeitures attributable to each specific contribution source made by such Employer shall be allocated only to eligible Participants of the participating Employer.

		Where contributions and forfeitures are to be allocated to eligible Participants by participating Employers, each such Employer must maintain data demonstrating that the allocations by group satisfy the nondiscrimination rules under Code Section 401(a)(4).

☒	H.	Minimum Employer Contribution Formula Under Top-Heavy Plans:

		For any Plan Year during which the Plan is Top-Heavy, the sum of the contributions (excluding Elective Deferrals and/or Matching Contributions) allocated to non-Key Employees shall not be less than the amount required under the Basic Plan Document #01. The eligibility of a Participant to receive Top-Heavy Contributions mirrors the eligibility for any contribution with the earliest Entry Date. Top-Heavy minimums will be allocated to:

	☒	1.	all eligible Participants.

	☐	2.	only eligible non-Key Employees who are Participants.

IX.	ALLOCATIONS TO PARTICIPANTS

	A.	This is a Safe Harbor Plan:

	☐	Employer Non-Elective and/or Matching Contributions will be made to all Employees who have satisfied the Safe Harbor eligibility requirements.

	B.	Allocation Accrual Requirements:

		A Year of Service for eligibility to receive an allocation of Employer contributions will be determined on the basis of the:

	☐	1.	Elapsed Time method.

21	§401(k) Plan AA #010

☒	2.	Hours of Service method. A Year of Service will be credited upon completion of the requirements below. A Year of Service for allocation accrual purposes cannot be less than 1 Hour of Service nor greater than 1,000 hours by operation of law. If left blank, the Plan will use 1,000 hours. Enter whole digit numbers only.

		a.	Active Participants:

Contribution Type	Hours of Service Requirement
All contributions	1
Non-Safe Harbor Match Formula 1
Employer Discretionary
QNECs
QMACs
Non-Safe Harbor Match Formula 2

b. Terminated Participants:

Contribution Type	Hours of Service Requirement
All contributions	1
Non-Safe Harbor Match Formula 1
Employer Discretionary
QNECs
QMACs
Non-Safe Harbor Match Formula 2

C.	Allocation of Contributions to Participants:

Employer contributions for a Plan Year will be allocated to all Participants who have met the allocation accrual requirements at Section IX(B) above and who have met the following allocation accrual requirements (check all applicable boxes):

			Match Formula 1	Match Formula 2	QNEC	QMAC	Discretionary
1.	For Plans using the Elapsed Time method, contributions will be allocated to terminated Participants who have completed (not more than 12) months of Service		☐	☐	☐	☐	☐

2.	Employed on the last day of the Plan Year		☐	☐	☐	☐	☐

3.	The Hours of Service or Period of Service requirement in the Plan Year of termination is waived due to:

	a.	Retirement	☒	☐	☐	☐	☐

	b.	Disability	☒	☐	☐	☐	☐

	c.	Death	☒	☐	☐	☐	☐

	d.	Other	☐	☐	☐	☐	☐

*

	e.	No last day of the Plan Year requirement in Plan Year of any of the above events	☐	☐	☐	☐	☐

*	The event designated by the Employer may be applied to all Participants in a nondiscriminatory manner.

22	§401(k) Plan AA #010

☐	D.	Contributions to Disabled Participants:

The Employer will make contributions on behalf of a Participant who is permanently and totally disabled. These contributions will be based on the Compensation each such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled. Such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee. These contributions will be 100% vested when made.

X.	DISPOSITION OF FORFEITURES

☐	A.	Not applicable. All contributions are fully vested.

If (A) is selected, do not complete (B) or (C) below.

	B.	Forfeiture Allocation Alternatives:

Select the method in which forfeitures associated with the contribution type will be allocated (number each item in order of use).

Employer Contribution Type
Disposition Method		All Non-Safe Harbor Matching Contributions	All Other Contributions
1.	Restoration of Participant’s forfeitures.	_____	_____

2.	Used to reduce the Employer’s contribution under the Plan.	_____	_____

3.	Used to reduce the Employer’s Matching Contribution.	1	_____

4.	Used to offset Plan expenses.	_____	_____

5.	Added to the Employer’s contribution (other than Matching) under the Plan.	_____	_____

6.	Added to the Employer’s Matching Contribution under the Plan.	_____	_____

7.	Allocate to all Participants eligible to share in the allocations in the same proportion that each Participant’s Compensation for the year bears to the Compensation of all other Participant’s for such year.	_____	_____

8.	Allocate to all NHCEs eligible to share in the allocations in proportion to each such Participant’s Compensation for the year.	_____	_____

9.	Allocate to all NHCEs eligible to share in the allocations in proportion to each such Participant’s Elective Deferrals for the year.	_____	_____

10.	Allocate to all Participants eligible to share in the allocations in the same proportion that each Participant’s Elective Deferrals for the year bears to the Elective Deferrals of all Participants for such year.	_____	_____

23	§401(k) Plan AA #010

Participants eligible to share in the allocation of other Employer Contributions under Section VIII shall be eligible to
		share in the allocation of forfeitures except where allocations are only to Non-Highly Compensated Employees.

	C.	Timing of Allocation of Forfeitures:

		If no distribution or deemed distribution has been made to a former Participant, nonvested portions shall be forfeited at the end of the Plan Year during which the former Participant incurs his or her fifth consecutive one-year Break in Service.

		If a former Participant has received the full amount of his or her vested interest, the nonvested portion of his or her account shall be forfeited and shall be disposed of:

	☐	1.	during the Plan Year following the Plan Year in which the forfeiture arose.

	☒	2.	as of any Valuation or Allocation Date during the Plan Year (or as soon as administratively feasible following the close of the Plan Year) in which the former Participant receives payment of his or her vested benefit.

	☐	3.	at the end of the Plan Year during which the former Participant incurs his or her (1st, 2nd, 3rd, 4th or 5th) consecutive one-year Break in Service.

	☐	4.	as of the end of the Plan Year during which the former Participant received full payment of his or her vested benefit.

	☐	5.	as of the earlier of the first day of the Plan Year, or the first day of the seventh month of the Plan Year following the date on which the former Participant has received full payment of his or her vested benefit.

	☐	6.	as of the next Valuation or Allocation Date following the date on which the former Participant receives full payment of his or her vested benefit.

XI.	MULTIPLE PLANS MAINTAINED BY THE EMPLOYER, LIMITATIONS ON ALLOCATIONS, AND TOP-HEAVY CONTRIBUTIONS

	A.	Plans Maintained By The Employer:

	☐	1.	This is the only Plan the Employer maintains. In the event that the allocation formula results in an Excess Amount, such excess, after distribution of Employee contributions pursuant to paragraph 10.2 of the Basic Plan Document #01, shall be:

		☐	a.	Placed in a suspense account for the benefit of the Participant without the crediting of gains or losses for the benefit of the Participant.

		☐	b.	Reallocated as additional Employer contributions to all other Participants to the extent that they do not have any Excess Amount.

		If no method is specified, the suspense account method will be used.

24	§401(k) Plan AA #010

☒	2.	The Employer does maintain another Plan [including a Welfare Benefit Fund or an individual medical account as defined in Code Section 415(l)(2)], under which amounts are treated as Annual Additions and has completed the proper sections below.

		a.	If the Participant is covered under another qualified Defined Contribution Plan maintained by the Employer, other than a Master or Prototype Plan:

		☒	i.	The provisions of Article X of the Basic Plan Document #01 will apply as if the other plan were a Master or Prototype Plan.

		☐	ii.	The Employer has specified below the method under which the plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Amounts in a manner that precludes Employer discretion.

_____________________________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

Employers who maintained a qualified Defined Benefit Plan, prior to January 1, 2000, should complete Schedule C to document the preamendment operation of the Plan.

		b.	Allocation of Excess Annual Additions: In the event that the allocation formula results in an Excess Amount, such excess, after distribution of Employee contributions, shall be:

		☒	i.	Placed in a suspense account for the benefit of the Participant without the crediting of gains or losses for the benefit of the Participant.

		☐	ii.	Reallocated as additional Employer contributions to all other Participants to the extent that they do not have any Excess Amount.

If no method is specified, the suspense account method will be used.

B.	Top-Heavy Provisions:

In the event the Plan is or becomes Top-Heavy, the minimum contribution or benefit required under Code Section 416 relating to Top-Heavy Plans shall be satisfied in the elected manner:

☐	1.	This is the only Plan the Employer maintains or ever maintained. The minimum contribution will be satisfied by this Plan.

☒	2.	The Employer does maintain another Qualified Plan. The minimum contribution will be satisfied by:

	☐	a.	this Plan.

	☒	b.	SBERA Pension Plan as adopted by Legacy Banks
(Name of other Qualified Plan)

☐	3.	The Employer maintains a Defined Benefit Plan. A method is stated below under which the minimum contribution and benefit provisions of Code Section 416 will be satisfied.

_______________________________________________________________________________________________

_______________________________________________________________________________________________

25	§401(k) Plan AA #010

XII.	ANTIDISCRIMINATION TESTING

	For Plans which are being amended and restated for GUST, please complete Schedule C outlining the preamendment operation of the Plan, as well as this section of the Adoption Agreement. The testing elections made below will apply to the future operation of the Plan.

☐	A.	The Plan is not subject to ADP or ACP testing. The Plan does not offer Voluntary After-tax or Required After-tax Contributions and it either meets the Safe Harbor provisions of Section VII of this Adoption Agreement, or it does not benefit any Highly Compensated Employees.

☒	B.	Testing Elections:

	☒	1.	This Plan is using the Prior Year testing method for purposes of the ADP and ACP Tests.

	☐	2.	This Plan is using the Current Year testing method for purposes of the ADP and ACP Tests.

		If no election is made, the Plan will use the Current Year testing method.

		This election cannot be rescinded for a Plan Year unless (1) the Plan has been using the Current Year testing method for the preceding 5 Plan Years or, if lesser, the number of Plan Years the Plan has been in existence; or (2) the Plan otherwise meets one of the conditions specified in IRS Notice 98-1 (or other superseding guidance) for changing from the Current Year testing method.

		A Prototype Plan must use the same testing method for both the ADP and ACP tests for Plan Years beginning on or after the date the Employer adopts its GUST-restated Plan document.

☐	C.	Testing Elections for the First Plan Year:

		Complete only when Prior Year testing method election is made.

	☐	1.	If this is not a successor Plan, then for the first Plan Year this Plan permits (a) any Participant to make Employee contributions, (b) provides for Matching Contributions or (c) both, the ACP used in the ACP Test for Participants who are Non-Highly Compensated Employees shall be such first Plan Year’s ACP. Do not select this option if the Employer is using the “deemed 3%” rule.

	☐	2.	If this is not a successor Plan, then for the first Plan Year this Plan permits any Participant to make Elective Deferrals, the ADP used in the ADP Test for Participants who are Non-Highly Compensated Employees shall be such first Plan Year’s ADP. Do not select this option if the Employer is using the “deemed 3%” rule.

☐	D.	Recharacterization:

		Elective Deferrals may be recharacterized as Voluntary After-tax Contributions to satisfy the ADP Test. The Employer must have elected to permit Voluntary After-tax Contributions in the Plan for this election to be operable.

XIII.	VESTING

	Participants shall always have a fully vested and nonforfeitable interest in their Employee contributions (including Elective Deferrals, Required After-tax and Voluntary After-tax Contributions), Qualified Matching Contributions (“QMACs”), Qualified Non-Elective Contributions (“QNECs”) or Safe Harbor Matching or Non-Elective Contributions and their investment earnings.

	Each Participant shall acquire a vested and nonforfeitable percentage in his or her account balance attributable to Employer contributions and their earnings under the schedule(s) selected below except in any Plan Year during which the Plan is determined to be Top-Heavy. In any Plan Year in which the Plan is Top-Heavy, the Two-twenty vesting schedule [option (B)(4)] or the three-year cliff schedule [option (B)(3)] shall automatically apply unless the Employer has already elected a faster vesting schedule. If the Plan is

26	§401(k) Plan AA #010

switched to option (B)(4) or (B)(3), because of its Top-Heavy status, that vesting schedule will remain in effect even if the Plan later becomes non-Top-Heavy until the Employer executes an amendment of this Adoption Agreement.

A.	Vesting Computation Period:

	A Year of Service for vesting will be determined on the basis of the (choose one):

☐	1.	Not applicable. All contributions are fully vested.

☐	2.	Elapsed Time method.

☒	3.	Hours of Service method. A Year of Service will be credited upon completion of 1000 Hours of Service. A Year of Service for vesting purposes will not be less than 1 Hour of Service nor greater than 1,000 hours by operation of law. If left blank, the Plan will use 1,000 hours.

	The computation period for purposes of determining Years of Service and Breaks in Service for purposes of computing a Participant’s nonforfeitable right to his or her account balance derived from Employer contributions:

☐	4.	shall not be applicable since Participants are always fully vested.

☐	5.	shall not be applicable, as the Plan is using Elapsed Time.

☐	6.	shall commence on the date on which an Employee first performs an Hour of Service for the Employer and each subsequent 12-consecutive month period shall commence on the anniversary thereof.

☒	7.	shall commence on the first day of the Plan Year during which an Employee first performs an Hour of Service for the Employer and each subsequent 12-consecutive month period shall commence on the anniversary thereof.

	For Plans not using Elapsed Time, a Participant shall receive credit for a Year of Service if he or she completes the number of hours specified above at any time during the 12-consecutive month computation period. A Year of Service may be earned prior to the end of the 12-consecutive month computation period and the Participant need not be employed at the end of the 12-consecutive month computation period to receive credit for a Year of Service.

B.	Vesting Schedules:

	Select the appropriate schedule for each contribution type and complete any blank vesting percentages from the list below and insert the option number in the vesting schedule chart below.

	Years of Service
	1	2	3	4	5	6	7
1.	Full and immediate Vesting
2.	%	100%
3.	%	%	100%
4.	%	20%	40%	60%	80%	100%
5.	%	%	20%	40%	60%	80%	100%
6.	10%	20%	30%	40%	60%	80%	100%
7.	20%	40%	60%	80%	100%
8.	%	%	%	%	%	%	100%

27	§401(k) Plan AA #010

The percentages selected for schedule (8) may not be less for any year than the percentages shown at schedule (5).

Vesting Schedule Chart	Employer Contribution Type
7	All Employer Contributions
_______________	Safe Harbor Contributions (Matching or Non-Elective)
1	QMACs and QNECs
_______________	Non-Safe Harbor Match – Formula 1
_______________	Non-Safe Harbor Match – Formula 2
_______________	Match on Voluntary After-tax Contributions
_______________	Match on Required After-tax Contributions
_______________	Discretionary Contributions
7	Top-Heavy Minimum Contribution
_______________	Other Employer Contribution

	C.	Service Disregarded for Vesting:

	☒	1.	Not applicable. All Service is recognized.

	☐	2.	Service prior to the Effective Date of this Plan or a predecessor plan is disregarded when computing a Participant’s vested and nonforfeitable interest.

	☐	3.	Service prior to a Participant having attained age 18 is disregarded when computing a Participant’s vested and nonforfeitable interest.

☐	D.	Full Vesting of Employer Contributions for Current Participants:

		Notwithstanding the elections above, all Employer contributions made to a Participant’s account shall be 100% fully vested if the Participant is employed on the Effective Date of the Plan (or such other date as entered herein): .

XIV.	SERVICE WITH PREDECESSOR ORGANIZATION

		☐	A.	Not applicable. The Plan does not recognize Service with any predecessor organization.

		☒	B.	The Plan recognizes Service with all predecessor organizations.

		☐	C.	Service with the following organization(s) will be recognized for the Plan purpose indicated:

Allocation
	Eligibility	Accrual	Vesting

_________________________________	☐	☐	☐

_________________________________	☐	☐	☐

Attach additional pages as necessary.

XV.	IN-SERVICE WITHDRAWALS

	A.	In-Service Withdrawals:

	☐	1.	In-service withdrawals are not permitted in the Plan.

28	§401(k) Plan AA #010

☒	2.	In-service withdrawals are permitted in the Plan. Participants may withdraw the following contribution types after meeting the following requirements (select one or more of the following options):

Withdrawal Restrictions
Contribution Types		A	B	C	D	E	F	G

a.	All Contributions	☐	n/a	n/a	☐	☐	n/a	n/a

b.	Voluntary After-tax	☐	☒	☐	☐	☐	☐	n/a

c.	Required After-tax	☐	☐	☐	☐	☐	☐	n/a

d.	Rollover	☐	☒	☐	☐	☐	☐	n/a

e.	Transfer	☐	☒	☐	☐	☐	☐	☐

f.	Elective Deferrals	☐	n/a	n/a	☐	☒	n/a	n/a

g.	Qualified Non-Elective	☐	n/a	n/a	☐	☐	n/a	n/a

h.	Qualified Matching	☐	n/a	n/a	☐	☐	n/a	n/a

i.	Safe Harbor Matching	☐	n/a	n/a	☐	☐	n/a	n/a

j.	Safe Harbor Non- Elective	☐	n/a	n/a	☐	☐	n/a	n/a

k.	Vested Non-Safe Harbor Matching Formula 1	☐	☐	☐	☐	☒	☐	☐

l.	Vested Non-Safe Harbor Matching Formula 2	☐	☐	☐	☐	☐	☐	☐

m.	Vested Discretionary	☐	☐	☐	☐	☐	☐	☐

Withdrawal Restriction Key

	A.	Not available for in-service withdrawals.

	B.	Available for in-service withdrawals.

	C.	Participants having completed five years of Plan participation may elect to withdraw all or any part of their Vested Account Balance.

	D.	Participants may withdraw all or any part of their Account Balance after having attained the Plan’s Normal Retirement Age.

	E.	Participants may withdraw all or any part of their Vested Account Balance that has been credited to their account for a period in excess of two years after having attained age 59.5

	F.	Participants may elect to withdraw all or any part of their Vested Account Balance which has been credited to their account for a period in excess of two years.

	G.	Available for withdrawal only if the Participant is 100% vested.

B. Hardship Withdrawals:

☐	1.	Hardship withdrawals are not permitted in the Plan.

29	§401(k) Plan AA #010

	☒	2.	Hardship withdrawals are permitted in the Plan and will be taken from the Participant’s account as follows (select one or more of these options):

		☒	a.	Participants may withdraw Elective Deferrals.

		☐	b.	Participants may withdraw Elective Deferrals and any earnings credited as of December 31, 1988 (or if later, the end of the last Plan Year ending before July 1, 1989).

		☒	c.	Participants may withdraw Rollover Contributions plus their earnings.

		☒	d.	Participants may withdraw Transfer Contributions plus their earnings.

		☐	e.	Participants may withdraw fully vested Employer contributions plus their earnings.

		☐	f.	Participants may withdraw vested Non-Safe Harbor Matching Formula 1 Contributions plus their earnings.

		☐	g.	Participants may withdraw vested Non-Safe Harbor Matching Formula 2 Contributions plus their earnings.

		☐	h.	Participants may withdraw Qualified Matching Contributions and Qualified Non-Elective Contributions plus their earnings, and the earnings on Elective Deferrals which have been credited to the Participant’s account as of December 31, 1988 (or if later, the end of the last Plan Year ending before July 1, 1989).

XVI.	LOAN PROVISIONS

☒	A.	Participant loans are permitted in accordance with the Employer’s established loan procedures.

☒	B.	Loan payments will be suspended under the Plan as permitted under Code Section 414(u) in compliance with the Uniformed Services Employment and Reemployment Rights Act of 1994.

XVII.	INVESTMENT MANAGEMENT

	A.	Investment Management Responsibility:

	☐	1.	The Employer shall appoint a discretionary Trustee to manage the assets of the Plan.

	☐	2.	The Employer shall retain investment management responsibility and/or authority.

	☒	3.	The party designated below shall be responsible for the investment of the Participant’s account.

By selecting a box, the Employer is making a designation as to whom will have authority to issue investment directives with respect to the specified contribution type (check all applicable boxes):

		Trustee	Employer	Participant

a.	All Contributions	n/a	n/a	☒

b.	Employer Contributions	☐	☐	☐

c.	Elective Deferrals	☐	☐	☐

d.	Voluntary After-tax	☐	☐	☐

30	§401(k) Plan AA #010

e.	Required After-tax	☐	☐	☐

f.	Safe Harbor Contributions	☐	☐	☐

g.	Non-Safe Harbor Match Formula 1	☐	☐	☐

h.	QMACs	☐	☐	☐

i.	QNECs	☐	☐	☐

j.	Non-Safe Harbor Match Formula 2	☐	☐	☐

k.	Rollover Contributions	☐	☐	☐

l.	Transfer Contributions	☐	☐	☐

To the extent that Participant self-direction was previously permitted, the Employer shall have the right to either make the assets part of the general fund, or leave them as self-directed subject to the provisions of the Basic Plan Document #01.

	B.	Limitations on Participant Directed Investments:

	☒	1.	Participants are permitted to invest among only those investment alternatives made available by the Employer under the Plan.

	☐	2.	Participants are permitted to invest in any investment alternative permitted under the Basic Plan Document #01.

☐	C.	Insurance:

The Plan permits insurance as an investment alternative.

☒	D.	ERISA Section 404(c):

The Employer intends to be covered by the fiduciary liability provisions with respect to Participant directed investments under ERISA Section 404(c).

XVIII. DISTRIBUTION OPTIONS

	A.	Timing of Distributions [both (1) and (2) must be completed]:

		1.	Distributions payable as a result of termination for reasons other than death, Disability or retirement shall be paid c [select from the list at (A)(3) below].

		2.	Distributions payable as a result of termination for death, Disability or retirement shall be paid c [select from the list at (A)(3) below].

		3.	Distribution Options:

			a.	As soon as administratively feasible on or after the Valuation Date following the date on which a distribution is requested or is otherwise payable.

			b.	As soon as administratively feasible following the close of the Plan Year during which a distribution is requested or is otherwise payable.

			c.	As soon as administratively feasible following the date on which a distribution is requested or is otherwise payable. (This option is recommended for daily valuation plans.)

31	§401(k) Plan AA #010

		d.	As soon as administratively feasible after the close of the Plan Year during which the Participant incurs (cannot be more than 5) consecutive one-year Breaks in Service. [This formula can only be used in (A)(1).]

		e.	As soon as administratively feasible after the close of the Plan Year during which the Participant incurs (cannot be more than 5) consecutive one-year Breaks in Service. [This formula can only be used in (A)(2).]

		f.	Only after the Participant has attained the Plan’s Normal Retirement Age or Early Retirement Age, if applicable.

B.	Required Beginning Date:

	The Required Beginning Date of a Participant with respect to a Plan is (select one from below):

☐	1.	The April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

☐	2.	The April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 except that distributions to a Participant (other than a 5% owner) with respect to benefits accrued after the later of the adoption of this Plan or Effective Date of the amendment of this Plan must commence no later than the April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant retires.

☒	3.	The later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires except that distributions to a 5% owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

		Except that such Participant ☒ may ☐ may not elect to begin receiving distributions as of April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. Any distributions made pursuant to such an election will not be considered required minimum distributions. Such distributions will be considered in-service distributions and as such, will be subject to applicable withholding.

	Plans which are an amendment or restatement of an existing Plan which provided for the provisions of Code Section 401(a)(9) currently in effect prior to the amendment of the Small Business Job Protection Act of 1996 must complete Schedule C.

C.	Forms of Payment (select all that apply):

☒	1.	Lump sum.

☒	2.	Installment payments.

☐	3.	Partial payments; the minimum amount will be $ .

☐	4.	Life annuity.

☐	5.	Term certain annuity with payments guaranteed for years (not to exceed 20).

☐	6	Joint and ☐ 50%, ☐ 66 2/3%, ☐ 75% or ☐ 100% survivor annuity.

☐	7.	The default form of payment will be a direct rollover into an individual retirement account or annuity for any “cash out” distribution made pursuant to Code Sections 411(a)(7), 411(a)(11) and 417(e)(1).

☐	8.	Cash.

☐	9.	Employer securities.

32	§401(k) Plan AA #010

	☐	10.	Other marketable securities.

The normal form of payment is determined at Section III(J) of this Adoption Agreement.

	D.	Recalculation of Life Expectancy:

	☐	1.	Recalculation is not permitted.

	☒	2.	Recalculation is permitted. When determining installment payments in satisfying the minimum distribution requirements under the Plan, and life expectancy is being recalculated:

		☐	a.	only the Participant’s life expectancy shall be recalculated.

		☐	b.	both the Participant’s and Spouse’s life expectancy shall be recalculated.

		☒	c.	the Participant will determine whose life expectancy is recalculated.

XIX.	SPONSOR INFORMATION AND ACCEPTANCE

This Plan may not be used and shall not be deemed to be a Prototype Plan unless an authorized representative of the Sponsor has acknowledged the use of the Plan. Such acknowledgment that the Employer is using the Plan does not represent that the Adoption Agreement (as completed) and Basic Plan Document have been reviewed by a representative of the Sponsor or constitute a qualified retirement plan.

Acknowledged and accepted by the Sponsor this day of , .

	Name:		Thomas Forese, Jr.

	Title:		Plan Administrator

	Signature:		_____________________________________________

Questions concerning the language contained in and qualification of the Prototype should be addressed to:

Savings Banks Employees Retirement Association

781-938-6559

In the event that the Sponsor amends, discontinues or abandons this Prototype Plan, notification will be provided to the Employer’s address provided on the first page of this Adoption Agreement.

33	§401(k) Plan AA #010

XX.	SIGNATURES

The Sponsor recommends that the Employer consult with its legal counsel and/or tax advisor before executing this Adoption Agreement. The Employer understands that its failure to properly complete or amend this Adoption Agreement may result in failure of the Plan to qualify or disqualification of the Plan. The Employer by executing this Adoption Agreement acknowledges that this is a legal document with significant tax and legal ramifications.

	A.	Employer:

This Adoption Agreement and the corresponding provisions of Basic Plan Document #01 are adopted by the Employer this day of , .

Name of Employer:		Legacy Banks

Executed on behalf of the Employer by:		_________________________________________

Title:		_________________________________________

Signature:		_________________________________________

Participating Employer:

Name and address of any Participating Employer.

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

This Adoption Agreement and the corresponding provisions of Basic Plan Document #01 are adopted by the Participating Employer this day of , .

Executed on behalf of the Participating Employer by:	_______________________

Title:	_______________________

Signature:	_______________________

Attach additional signature pages as necessary.

Employer’s Reliance: The adopting Employer may rely on an Opinion Letter issued by the Internal Revenue Service as evidence that the Plan is qualified under Section 401 of the Internal Revenue Code only to the extent provided in Announcement 2001-77, 2001-30 I.R.B. The Employer may not rely on the Opinion Letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the Opinion Letter issued with respect to the Plan and in Announcement 2001-77. In order to obtain reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.

This Adoption Agreement may only be used in conjunction with Basic Plan Document #01.

34	§401(k) Plan AA #010

B.	Trustee:

Trust Agreement:

☐ Not applicable. Plan assets will be invested in Group Annuity Contracts. There is no Trustee and the terms of the contract(s) will apply.

☒ The Trust provisions used will be as contained in the Basic Plan Document #01.

☐ The Trust provisions used will be as contained in the accompanying executed Trust Agreement between the Employer and the Trustee attached hereto.

Complete the remainder of this section only if the Trust provisions used are as contained in the Basic Plan Document #01.

Name and address of Trustee:

Savings Banks Employees Retirement Association
69 Cummings Park
Woburn, MA 01801

The assets of the Plan shall be invested in accordance with Article XIII of the Basic Plan Document #01. The Employer’s Plan and Trust as contained herein is accepted by the Trustee this day of , .

Accepted on behalf of the Trustee by:	Thomas Forese, Jr.

Title:	Plan Administrator

Signature:	_________________________________________

Accepted on behalf of the Trustee by:	_________________________________________

Title:	_________________________________________

Signature:	_________________________________________

Accepted on behalf of the Trustee by:	_________________________________________

Title:	_________________________________________

Signature:	_________________________________________

35	§401(k) Plan AA #010

C.	Custodian:

Custodial Agreement:

☐ Not applicable. There is no Custodian.

☐ Not applicable. Plan assets will be invested in Group Annuity Contracts. There is no Custodian and the terms of the contract(s) will apply.

☐ The Custodial provisions used will be as contained in Basic Plan Document #01.

☒ The Custodial provisions used will be as contained in the accompanying executed Custodial Agreement between the Employer and the Custodian attached hereto.

Complete the remainder of this section only if the Custodial provisions used are as contained in the Basic Plan Document #01.

Name and address of Custodian:

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

The assets of the Plan shall be invested in accordance with Article XIII of the Basic Plan Document #01. The Employer’s Plan and Custodial Account as contained herein are accepted by the Custodian this day of , .

Accepted on behalf of the Custodian by:	_________________________________________________________

Title:	_________________________________________________________

Signature:	_________________________________________________________

36	§401(k) Plan AA #010

SCHEDULE A

PROTECTED BENEFITS

This Schedule includes any prior Plan protected benefits which are not available in Basic Plan Document #01. Complete as applicable.

1.	Plan Provision:
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________

Effective Date:	__________________________

2.	Plan Provision:
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________

Effective Date:	__________________________

3.	Plan Provision:
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________

Effective Date:	__________________________

4.	Plan Provision:
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________

Effective Date:	__________________________

5.	Plan Provision:
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________

Effective Date:	__________________________

37	§401(k) Plan AA #010

SCHEDULE B

PRIOR PLAN PROVISIONS

This Schedule should be used if a prior plan contains provisions not found in Basic Plan Document #01, or where the Employer wishes to document transactions or historical provisions of the Employer’s Plan.

1.	Plan Provision:
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________

Effective Date:	_____________________

2.	Plan Provision:
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________

Effective Date:	_____________________

3.	Plan Provision:
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________

Effective Date:	_____________________

4.	Plan Provision:
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________

Effective Date:	_____________________

5.	Plan Provision:
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________

Effective Date:	_____________________

38	§401(k) Plan AA #010

SCHEDULE C

PREAMENDMENT OPERATION OF THE PLAN

The following are the adopting Employer’s elective Plan provisions which conform the terms of this Prototype Plan to the preamendment operation of the Plan during the transition period between the earliest effective date under GUST (as defined below) and the effective date of adoption of this Prototype Plan and Trust which takes into account all of the changes in the qualification requirements made by the following: The Uruguay Round Agreements, Pub. L. 103-465 (GATT); The Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353 (USERRA); The Small Business Job Protection Act of 1996, Pub. L. 104-188 (SBJPA) [including Section 414(u) of the Internal Revenue Code]; The Taxpayer Relief Act of 1997, Pub. L. 105-34 (TRA’97); and The Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206 (IRSRRA); and The Community Renewal Tax Relief Act of 2000, Pub. L. 106-554 (CRA), hereinafter referred to collectively as GUST.

Complete as applicable and appropriate.

I.	Plan Provision: Highly Compensated Employees

	For Plan Years beginning after 1996, the Employer may elect a “Top-Paid Group” election and the Calendar Year Data election to determine the definition of Highly Compensated Employee:

	☐	A.	Top-Paid Group Election: A Participant (who is not a 5% owner at any time during the determination year or the look-back year) who earned more than $80,000 as indexed for the look-back year is a Highly Compensated Employee if the Employee was in the Top-Paid Group for the look-back year. The election was applicable for:

			☐	1.	1997 Plan Year.
			☐	2.	1998 Plan Year.
			☐	3.	1999 Plan Year.
			☐	4.	2000 Plan Year.
			☐	5.	2001 Plan Year.

	☒	B.	Calendar Year Data Election: In determining who is a Highly Compensated Employee (other than a 5% owner) the Employer makes a calendar year data election. The look-back year is the calendar year beginning with or within the look-back year. The election was applicable for:

			☒	1.	1998 Plan Year.
			☒	2.	1999 Plan Year.
			☒	3.	2000 Plan Year.
			☒	4.	2001 Plan Year.

		If the elections above are made, such election shall apply to all Plans maintained by the Employer.

	☒	C.	Calendar Year Calculation Election (for 1997 Plan Year only): Indicate below whether the Calendar Year calculation election was made for Plan Years beginning in 1997:

			☒ Yes ☐ No

II.	Plan Provision: Family Aggregation

	Did the Pre-SBJPA Family Aggregation rules of Code Sections 401(a)(17)(a) and 414(q)(6), both in effect for Plan Years beginning before January 1, 1997, continue to apply for any purpose for Plan Years beginning after 1996?

	☒	No

	☐	Yes; explain the application: ________________________________________________________________
		____________________________________________________________________________________
		____________________________________________________________________________________

39	§401(k) Plan AA #010

		If this rule was subsequently discontinued, indicate when rule no longer applied:
		____________________________________________________________________________________
		____________________________________________________________________________________

	Employers who adopt this Prototype Plan may not elect to continue to apply the pre-SBJA Family Aggregation rules.

III.	Plan Provision: Combined Plan Limit of Code Section 415(e)

	Did the Employer maintain a Defined Benefit Plan prior to January 1, 2000?

	☒ Yes ☐ No

	Did the Plan continue to apply the combined Plan limit of Code Section 415(e) (as in effect for Limitation Years beginning before January 1, 2000) in limitation years beginning after December 31, 1999, to the extent that such election conforms to the Plan’s operation?

	☐ Yes ☒ No

	If yes, specify provisions below that will satisfy the 1.0 limitation of Code Section 415(e). Such language must preclude Employer discretion. The Employer must also specify the interest and mortality assumptions used in determining Present Value in the Defined Benefit Plan.

	____________________________________________________________________________________

	____________________________________________________________________________________

	____________________________________________________________________________________

	____________________________________________________________________________________

	Employers who adopt this Prototype Plan may not elect to continue to apply the combined Plan limit of Code Section 415(e) in years beginning after the date the Employer adopts its GUST-related Plan.

IV.	Plan Provision: Nondiscrimination Testing

	The Small Business Job Protection Act permits the Employer to use the ADP and/or ACP of Non-Highly Compensated Employees for the prior year or current year in determining whether the plan satisfied the nondiscrimination tests.

	Employers who adopt this Prototype Plan must use the same testing method for both the ADP and ACP tests for Plan Years beginning on or after the date the Employer adopts this GUST-restated Plan. This restriction does not apply with respect to Plan Years beginning before the date the Employer adopts this GUST-restated plan.

	1.	ADP Testing Election:

	☐	a.	Current year data for all Participants was used.

			☐	1.	1997 Plan Year.
			☐	2.	1998 Plan Year.
			☐	3.	1999 Plan Year.
			☐	4.	2000 Plan Year.
			☐	5.	2001 Plan Year.

	☒	b.	Prior year data for Participants who are Non-Highly Compensated Employees was used.

			☒	1.	1997 Plan Year.
			☒	2.	1998 Plan Year.
			☒	3.	1999 Plan Year.
			☒	4.	2000 Plan Year.
			☒	5.	2001 Plan Year.

40	§401(k) Plan AA #010

	2.	ACP Testing Election:

	☐	a.	Current year data for all Participants was used.

			☐	1.	1997 Plan Year.
			☐	2.	1998 Plan Year.
			☐	3.	1999 Plan Year.
			☐	4.	2000 Plan Year.
			☐	5.	2001 Plan Year.

	☒	b.	Prior year data for Participants who are Non-Highly Compensated Employees was used.

			☒	1.	1997 Plan Year.
			☒	2.	1998 Plan Year.
			☒	3.	1999 Plan Year.
			☒	4.	2000 Plan Year.
			☒	5.	2001 Plan Year.

V.	Plan Provision: First Plan Year Testing Elections

	For a new 401(k) Plan, the Employer could use either the current or prior year testing methods as well as a rule that deems the prior year ADP/ACP to be 3%.

	1.	ADP Testing Election:

	☐	a.	Current year data for all Participants was used.

			☐	1.	1997 Plan Year.
			☐	2.	1998 Plan Year.
			☐	3.	1999 Plan Year.
			☐	4.	2000 Plan Year.
			☐	5.	2001 Plan Year.

	☐	b.	Current year data for Participants who are Highly Compensated Employees will be used. The ADP for Participants who are Non-Highly Compensated Employees was assumed to be 3% or the actual ADP if greater.

			☐	1.	1997 Plan Year.
			☐	2.	1998 Plan Year.
			☐	3.	1999 Plan Year.
			☐	4.	2000 Plan Year.
			☐	5.	2001 Plan Year.

	2.	ACP Testing Election:

	☐	a.	Current year data for all Participants was used.

			☐	1.	1997 Plan Year.
			☐	2.	1998 Plan Year.
			☐	3.	1999 Plan Year.
			☐	4.	2000 Plan Year.
			☐	5.	2001 Plan Year.

	☐	b.	Current year data for Participants who are Highly Compensated Employees will be used. The ACP for Participants who are Non-Highly Compensated Employees was assumed to be 3% or the actual ACP if greater.

			☐	1.	1997 Plan Year.
			☐	2.	1998 Plan Year.
			☐	3.	1999 Plan Year.
			☐	4.	2000 Plan Year.
			☐	5.	2001 Plan Year.

41	§401(k) Plan AA #010

VI.	Plan Provision: Distribution Alternatives For Participants Who Are Not A More Than 5% Owner

Select (A), (B), (C) and/or (D), whichever is applicable. Subsection (D) must be selected to the extent that there would otherwise be an elimination of a pre-retirement age 70 1/2 distribution option for Employees other than those listed above.

	☒	A.	Any Participant who has not had a separation from Service who had attained age 70 1/2 in years after 1995 may elect by April 1 of the calendar year following the calendar year in which the Participant attained age 70 1/2 (or by December 31, 1997, in the case of a Participant attaining age 70 1/2 in 1996) to defer distributions until the calendar year in which the Participant retires. If no such election is made, the Participant will begin receiving distributions by the April 1 of the calendar year following the calendar year in which the Participant attained age 70 1/2 (or by December 31, 1997, in the case of a Participant attaining age 70 1/2 in 1996).

	☒	B.	Any Participant who has not had a separation from Service and is currently in benefit payment status because of attainment of age 70 1/2 in years prior to 1997 may elect to stop distributions and recommence by the April 1 of the calendar year following the calendar year in which the Participant retires. There is either (select one):

			☒	1.	a new Annuity Starting Date upon recommencement, or
			☐	2.	no new Annuity Starting Date upon recommencement.

	☒	C.	Any Participant who has not had a separation from Service, and is currently in benefit payment status because of attainment of age 70 1/2 in 1997 or in a later year (or attained age 70 1/2 in 1996, but had not commenced required minimum distributions in 1996) may elect to stop distributions and recommence by the April 1 of the calendar year following the calendar year in which the Participant retires. There is either (select one):

			☒	1.	a new Annuity Starting Date upon recommencement, or
			☐	2.	no new Annuity Starting Date upon recommencement.

	☒	D.	The pre-retirement distribution option is only eliminated with respect to Employees who reach age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption of the amendment to the Plan. The pre-retirement age 70 1/2 distribution option is an optional form of benefit under which benefits are payable in a particular distribution form (including any modifications that may be elected after benefit commencement) and commencing at a time during the period that begins on or after January 1 of the calendar year following the calendar year in which an Employee attains age 70 1/2 and ends April 1 of the immediately following calendar year.

VII.	Plan Provision: Mandatory Cash-out Rule

	☒	For Plan Years beginning after August 9, 1997, the $3,500 cash-out limit is increased to $5,000.

VIII.	Plan Provision: 30-Day Waiver Period

For Plan Years beginning after December 31, 1996, if the Plan is subject to the Joint and Survivor rules did the Plan provide distributions prior to the expiration of the 30-day waiting period?

	☐	Yes		☒	No

42	§401(k) Plan AA #010

IX.	Plan Provision: Suspension of Loan Repayments

On or after December 12, 1994, did the Employer permit the suspension of loan repayments due to qualified military leave?

	☒ Yes ☐	No

Effective Date: 1/1/2002

X.	Plan Provision: Hardship Distributions Treated as Eligible Rollover Distributions

The Employer had the option with respect to Hardship distributions made after December 31, 1998 to treat as eligible rollover distributions, or to delay the Effective Date until January 1, 2000. Hardship distributions were not treated as eligible rollover distributions effective as of:

	☒	January 1, 1999
	☐	January 1, 2000
	☐	Other (specify date):

XI.	Plan Provision: 401(k) Safe Harbor Provisions

For Plan Years beginning after 1998, the Employer may implement safe harbor provisions under Code Sections 401(m)(11) and 401(k)(12). Did the Plan elect safe harbor status?

☐ Yes

☒ No

If yes, enter the formulas below:

Date Plan Year Begins	Section 401(k)	Section 401(m)
/ /99

/ /00

/ /01

XII.	Other Plan Provisions:

______________________________________________________________________________________________________

______________________________________________________________________________________________________

______________________________________________________________________________________________________

______________________________________________________________________________________________________

Effective Date:

43	§401(k) Plan AA #010

SCHEDULE D

SAFE HARBOR ELECTIONS FOR FLEXIBLE NON-ELECTIVE CONTRIBUTION

The following elections are made with regard to the Plan’s Safe Harbor status pursuant to Section VII herein. For Plan Years indicated below, the Plan hereby invokes a Safe Harbor status in accordance with IRS Notices 98-52 and 2000-3.

For all Plan Years in which this Safe Harbor election is being made, the limitations and restrictions found in Section VII herein apply.

1.	For the Plan Year beginning and ending , the Employer hereby invokes a Safe Harbor status as provided in IRS Notice 2000-3. The Safe Harbor Contribution will be an amount equal to % (not less than 3%) of Compensation. This election is made on this day of , (date may not be later than 30 days prior to the end of the Plan Year in which such election is being made).

2.	For the Plan Year beginning and ending , the Employer hereby invokes a Safe Harbor status as provided in IRS Notice 2000-3. The Safe Harbor Contribution will be an amount equal to % (not less than 3%) of Compensation. This election is made on this day of , (date may not be later than 30 days prior to the end of the Plan Year in which such election is being made).

3.	For the Plan Year beginning and ending , the Employer hereby invokes a Safe Harbor status as provided in IRS Notice 2000-3. The Safe Harbor Contribution will be an amount equal to % (not less than 3%) of Compensation. This election is made on this day of , (date may not be later than 30 days prior to the end of the Plan Year in which such election is being made).

4.	For the Plan Year beginning and ending , the Employer hereby invokes a Safe Harbor status as provided in IRS Notice 2000-3. The Safe Harbor Contribution will be an amount equal to % (not less than 3%) of Compensation. This election is made on this day of , (date may not be later than 30 days prior to the end of the Plan Year in which such election is being made).

5.	For the Plan Year beginning and ending , the Employer hereby invokes a Safe Harbor status as provided in IRS Notice 2000-3. The Safe Harbor Contribution will be an amount equal to % (not less than 3%) of Compensation. This election is made on this day of , (date may not be later than 30 days prior to the end of the Plan Year in which such election is being made).

44	§401(k) Plan AA #010

SCHEDULE E

COLLECTIVE AND COMMINGLED FUNDS

The Trustee is authorized to invest all or any part of the Fund in the following Collective and Commingled Funds as provided for in the Basic Plan Document #01:

1.	SBERA Common and Collective Trust

45	§401(k) Plan AA #010

AMENDMENT

TO THE

NONSTANDARDIZED

CASH OR DEFERRED PROFIT-SHARING PLAN

ADOPTION AGREEMENT #010

1.	Except as otherwise noted, effective as of the first day of the first Plan Year beginning after December 31, 2001, Section VI of the Nonstandardized Cash or Deferred Profit-Sharing Plan Adoption Agreement #010 entitled “EMPLOYEE CONTRIBUTIONS” is amended by adding the following new sections:

	“J”.	Catch-up Contributions (select one):

		☒	1.	Shall apply to contributions after 12/31/2001. (enter December 31, 2001 or a later date).

		☐	2.	Shall not apply.

	K.	Direct Rollovers:

		The Plan will accept a Direct Rollover of an Eligible Rollover Distribution from (check each that apply):

	☐	1.	A Qualified Plan described in Code Section 401(a) or 403(a), excluding Voluntary After-tax Contributions.

	☒	2.	A Qualified Plan described in Code Section 401(a) or 403(a), including Voluntary After-tax Contributions.

	☒	3.	An annuity contract described in Code Section 403(b), excluding Voluntary After-tax Contributions.

	☒	4.	An eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state.

	L.	Participant Rollover Contributions from Other Plans:

		The Plan will accept a Participant Rollover Contribution of an Eligible Rollover Distribution from (check only those that apply):

	☒	1.	A Qualified Plan described in Code Section 401(a) or 403(a).

	☒	2.	An annuity contract described in Code Section 403(b).

	☒	3.	An eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

	M.	Participant Rollover Contributions from IRAs:

		The Plan (select one):

		☒	1.	will

1	§401(k) Plan AA #010

	☐	2.	will not

accept a Participant Rollover Contribution of the portion of a distribution from an Individual Retirement Account [which was not used as a conduit] or Annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includable in gross income.

N.	Effective Date of Direct Rollover and Participant Rollover Contribution Provisions:

The provisions of (K), (L) and (M) above as they apply to Paragraph 4.4 of the Basic Plan Document #01 entitled “Rollover
Contributions” shall be effective 1/1/2002 (enter a date no earlier than January 1, 2002).”

2.	Section VIII(A) of the Nonstandardized Cash or Deferred Profit-Sharing Plan Adoption Agreement #010 entitled, “Matching
Employer Contributions” will be amended effective                                  by the addition of a new paragraph 6, which shall read
as follows:

“6.	Catch-Up Contributions:

	☒	a.	Catch-Up contributions made by the Participants will not be matched by the Employer.

	☐	b.

Catch-Up Contributions made by the Participants will be matched on the same formula, terms and conditions as provided in Section VIII of the Adoption Agreement. A Matching Contribution will be made on the basis of the contribution type(s) selected below:

		☐	i.	Elective Deferrals

		☐	ii.	403(b) Deferrals”

3.	Section XI of the Nonstandardized Cash or Deferred Profit-Sharing Plan Adoption Agreement #010 entitled, “MULTIPLE
PLANS MAINTAINED BY THE SAME EMPLOYER, LIMITATIONS ON ALLOCATIONS, AND TOP-HEAVY
CONTRIBUTIONS” will be amended effective by the addition of a new paragraph (C) which shall read as follows:

“C.	Minimum Benefits for Employees Also Covered Under Another Plan:

The Employer should describe below the extent, if any, to which the Top-Heavy Minimum Benefit requirements of Code
Section 416(c) and paragraph 14.2 of the Basic Plan Document #01 shall be met in another plan. Please list the name of the other plan, the minimum benefit that will be provided under such other plan, and the Employees who will receive the minimum benefit under such other plan.”

__________________________________________________________________________________________________

__________________________________________________________________________________________________

__________________________________________________________________________________________________

__________________________________________________________________________________________________

4.	Section XIII of the Nonstandardized Cash or Deferred Profit-Sharing Plan Adoption Agreement #010 entitled, “VESTING” will be amended effective by the addition of a new paragraph (E) which shall read as follows:

Note:	First select to whom the vesting schedule will apply. Number 1 should be elected if only active Participants’ Matching
Contributions accounts will be affected. Letter (a) should be selected if the Employer wishes only to change the vesting schedule for contributions made to the Plan after December 31, 2001. Letter (b) should be selected if the Employer

2	§401(k) Plan AA #010

wants to change the vesting schedule for all Matching Contributions to the Plan (regardless of when made). Number 2 should be selected if the Employer wants to change the vesting schedule on Matching Contributions for all Participants -

regardless of whether they are active or inactive. The applicable vesting schedule shall be selected from number 3 through

7 below.

“E.	Vesting of Employer Matching Contributions:

	☐	1.	Participants who have completed one Hour of Service after 2001

		☐	a.

The vesting schedule of Employer Matching Contributions as described in paragraph 9.2 of the Basic Plan

Document #01 shall be selected below and shall apply only to account balances derived from Employer

Matching Contributions attributable to a Plan Year beginning after December 31, 2001.

		☐	b.

The vesting schedule of Employer Matching Contributions as described in paragraph 9.2 of the Basic Plan

Document #01 shall be selected below and shall apply to all Participants with an account balance derived from Employer Matching Contributions.

	☐	2.	All Plan Participants:

The vesting schedule of Employer Matching Contributions as described in paragraph 9.2 of the Basic Plan
Document
#01 shall be selected below and shall apply to all Participants with an account balance derived from Employer
		Matching Contributions.

	The vesting schedule for Employer Matching Contributions shall be as follows:

	☐	3.	Not applicable. There are no Matching Contributions made to the Plan.

	☒	4.	Not applicable. The current formula(s) are equal to or greater than the three year cliff or six year graded vesting schedules.

	☐	5.	A Participant’s account balance derived from Employer Matching Contributions shall be fully and immediately vested.

	☐	6.	A Participant’s account balance derived from Employer Matching Contributions shall be nonforfeitable upon the Participant’s completion of three (3) years of vesting Service.

	☐	7.	A Participant’s account balance derived from Employer Matching Contributions shall vest according to the following schedule:

Years of Vesting Service	Vested Percentage
2	20%
3	40%
4	60%
5	80%
6	100%

3	§401(k) Plan AA #010

5.	Section XV of the Nonstandardized Cash or Deferred Profit-Sharing Plan Adoption Agreement #010 entitled, “IN-SERVICE WITHDRAWALS” will be amended by the addition of a new paragraph (C) which shall read as follows:

	“C.	Suspension Period for Hardship Distribution (select one):

	☒	1.	A Participant who receives a distribution in calendar year 2001 on account of Hardship shall be prohibited from making Elective Deferrals and Voluntary After-tax Contributions under this and all other plans of the Employer for six (6) months after receipt of the distribution or until January 1, 2002, if later.

	☐	2.	A Participant who receives a distribution in calendar year 2001 on account of Hardship shall be prohibited from making Elective Deferrals and Voluntary After-tax Contributions under this and all other plans of the Employer for the period specified in the provisions of the Plan relating to suspension of Elective Deferrals that were in effect prior to this Amendment.”

6.	Section XVIII of the Nonstandardized Cash or Deferred Profit-Sharing Plan Adoption Agreement #010 entitled, “DISTRIBUTION OPTIONS” will be amended effective __________________ by the addition of the following:

	“E.	Treatment of Rollovers in Application of Involuntary Cash-out Provisions:

The Plan (select one):

		☐	Elects to exclude Rollover Contributions in determining the value of the Participant’s nonforfeitable account balance for purposes of the Plan’s involuntary cash-out rules.

		☒	Does not elect to exclude Rollover Contributions in determining the value of the Participant’s nonforfeitable account balance for purposes of the Plan’s involuntary cash-out rules.

If the Employer has elected to exclude Rollover Contributions, the election shall apply with respect to distributions made after _________________________ (enter a date no earlier than December 31, 2001) with respect to Participants who separated from Service after __________________________ (enter the date; this date may be earlier than December 31, 2001).”

	F.	Distribution Upon Severance from Employment:

Distribution upon severance from employment as described in paragraph 6.6(d) of the Basic Plan Document #01 shall apply for distributions after 1/1/2002 (enter a date no earlier than December 31, 2001):

		☒	regardless of when the severance from employment occurred.

		☐	for severance from employment occurring after _______________ (enter the Effective Date if different than the Effective Date above).”

4	§401(k) Plan AA #010

Executed this                      day of                     .

Legacy Banks

Signed by

Signature

5	§401(k) Plan AA #010

AMENDMENT TO THE ADOPTION AGREEMENT FOR THE

FINAL AND TEMPORARY MINIMUM DISTRIBUTION RULES

OF CODE SECTION 401(a)(9)

Except as otherwise noted, effective as of the first day of the first Plan Year beginning after December 31, 2001, on the Adoption Agreement the section entitled “Distribution Options” is amended by adding the following new section to the Adoption Agreement.

Minimum Distribution Requirements

Check and complete Section A below if any required minimum distributions for the 2002 distribution calendar year were made in accordance with the §401(a)(9) Final and Temporary Regulations.

☒	A.	Effective Date of Plan Amendment for Section 401(a)(9) Final and Temporary Treasury Regulations.

Article XVII, Minimum Distribution Requirements, applies for purposes of determining Required Minimum Distributions for Distribution Calendar Years beginning with the 2003 calendar year, as well as Required Minimum Distributions for the 2002 Distribution Calendar Year that are made on or after 1/1/2002 (insert Effective Date).

Check and complete any of the remaining sections if you wish to modify the rules in paragraphs 17.7 and 17.12 of Article XVII of the Plan.

☐	B.	Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries:

If the Participant dies before distributions begin and there is a designated Beneficiary, distribution to the designated Beneficiary is not required to begin by the date specified in paragraph 17.7 of the Basic Plan Document #01 but the Participant’s entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to either the Participant or the surviving Spouse begin, this election will apply as if the surviving Spouse were the Participant.

This election will apply to:

		☐	1.	All distributions.

		☐	2.	The following distributions:

				____________________________________

☐	C.	Election to Allow Participants or Beneficiaries to Elect 5-Year Rule:

		Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in paragraph 17.7 and 17.12 of the Basic Plan Document #01 applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under paragraph 17.7, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving Spouse’s) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with paragraph 17.7 and 17.12 of the Basic Plan Document #01 and, if applicable, the elections in section B above.

1	§401(k) Plan AA #010

☐	D.	Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions:

A designated Beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed this              day of                     .

Legacy Banks

Signed by

Signature

2	§401(k) Plan AA #010

Legacy Bank

SBERA 401(k) Plan as adopted by Legacy Bank

SUMMARY PLAN DESCRIPTION

1/1/2002

TABLE OF CONTENTS

		PAGE
INTRODUCTION		1

GENERAL PLAN INFORMATION		1
A.	Agent for Service of Legal Process	1
B.	Effective Date	1
C.	Employer	1
D.	Three-Digit Plan Number:	1
E.	Plan Administrator	1
F.	Plan Year	2
G.	Trustee(s)	2
H.	Plan Assets	2
ELIGIBILITY AND PARTICIPATION IN THE PLAN		2
Q3:1	What are the eligibility requirements I must meet to participate in this Plan?	2
Q3:2	How is Service determined for participation in the Plan?	2
Q3:3	What will happen if I do not meet the eligibility requirements in my first year of employment?	2
Q3:4	What is an “Hour of Service” to be eligible for the Plan?	3
Q3:5	Are all Employees eligible to participate in the Plan once they have met the eligibility requirements?	3
Q3:6	After I meet the eligibility requirements, when do I actually enter the Plan?	3
Q3:7	If I terminate employment and I am later rehired, do I have to meet the eligibility requirements again?	3
Q3:8	If I am not in a group of Employees who is eligible to participate in the Plan but later become eligible to participate, when will I enter the Plan?	3
Q3:9	What will happen if I am a Participant in the Plan and I then become ineligible to participate?	3
Q3:10	Does my Service for any other company count for eligibility?	3
Q3:11	What is a Break in Service?	3
Q3:12	If I go on parental leave, will this be considered a Break-in-Service?	4
Q3:13	If I am credited with Hours of Service because of parental leave, will these hours count for calculating Years of Service for eligibility, vesting or benefits?	4
CONTRIBUTIONS TO THIS PLAN		4
Q4:1	What are Elective Deferrals?	4
Q4:2	What is my Compensation (or salary) for Plan purposes?	4
Q4:3	Are my Elective Deferrals included in my Compensation?	4
Q4:4	Are any other items excluded from my Compensation for Plan purposes?	4
Q4:5	Is there a limit on how much of my Compensation I can contribute?	5
Q4:6	If I contributed part of my Compensation to another plan and this Plan in the same year, may I contribute the full dollar limit into each plan?	5
Q4:7	What should I do if I exceed the annual dollar limit?	5
Q4:8	Must I make contributions to the Plan?	5
Q4:9	May I choose to have all or part of any bonus I receive contributed to the Plan?	5
Q4:10	When may I change the percentage or amount of my Compensation that I am contributing to the Plan, or stop my contributions entirely?	5
Q4:11	If I stop my contributions, when can I restart them?	5
Q4:12	What is a Rollover Contribution?	5
Q4:13	Are Rollover Contributions permitted to this Plan?	6
Q4:14	If there is an investment gain or loss, will the amount in my rollover account be affected?	6
Q4:15	What is a Transfer Contribution?	6
Q4:16	Are Transfer Contributions permitted to this Plan?	6
Q4:17	Are Transfer or Rollover Contributions from this Plan permitted to another Qualified Plan or IRA?	6

i

Q4:18	What is a Matching Contribution?	6
Q4:19	Will my Employer make a Matching Contribution?	6
Q4:20	What time period will the Employer use to determine my entitlement to and the amount of my Matching Contribution?	7
Q4:21	Are there any other limitations on the Employer’s Matching Contribution?	7
Q4:22	Who is eligible to receive a contribution from the Employer?	7
Q4:23	Are there any limits on the total amount of contributions that can be made on my behalf each year?	7
Q4:24	Who is a Non-Highly Compensated Employee?	8
Q4:25	Who is considered a “family member”?	8
PARTICIPANT ACCOUNTS		8
Q5:1	What is a Participant Account?	8
Q5:2	What amounts will be contributed to my account?	8
Q5:3	What subtractions will be made from my account?	8
Q5:4	Can I lose any of the money in my account?	8
Q5:5	When will contributions to my account be valued?	9
VESTING		9
Q6:1	What is vesting?	9
Q6:2	What does “forfeited” mean?	9
Q6:3	Are my pre-tax and after-tax contributions 100% vested?	9
Q6:4	Are Employer contributions 100% vested when deposited?	9
Q6:5	How is a Year of Service determined for purposes of vesting?	9
Q6:6	Does the time I worked for the company prior to the Effective Date of this Plan count for purposes of vesting?	9
Q6:7	If I worked for the company before age 18, does this Service count towards vesting?	9
Q6:8	Does my Service for any other company count towards vesting?	9
A6:8	Yes, you will receive credit for vesting for the time you work at any predecessor organization of your Employer	9
Q6:9	Will I become 100% vested if I retire, become disabled, die, or if the Plan terminates?	10
Q6:10	What happens to the part of my account that is not vested after I terminate employment?	10
Q6:11	When is the nonvested part of my account balance forfeited if I terminate employment?	10
Q6:12	What will happen to the nonvested part of my account balance if I do not take my vested balance when I terminate employment?	10
Q6:13	What is a “buy back”?	10
Q6:14	If I do not repay the amount I received, what will happen to my nonvested account balance?	10
Q6:15	If I am rehired, will my Service before I terminated employment count for vesting?	10
Q6:16	What will happen if I am not vested in any part of my Employer Contribution account balance before I terminate employment and I have a Break in Service, but I am reemployed before I have five (5) consecutive one (1) year Breaks in Service?	11
Q6:17	What will happen if I am not vested in any of the Employer Contributions in my account, and I leave work and am reemployed after I have five (5) consecutive one (1) year Breaks in- Service?	11
TOP-HEAVY RULES		11
Q7:1	What is a “Top-Heavy” Plan?	11
Q7:2	Who is a “Key Employee”?	11
Q7:3	What happens if a Plan is top-heavy?	11
Q7:4	What is a “top-heavy minimum contribution”?	11
Q7:5	Who is entitled to receive the top-heavy minimum contribution?	12
Q7:6	What is the special vesting schedule when the Plan is top-heavy?	12
RETIREMENT BENEFITS		12
Q8:1	When may I receive retirement benefits from the Plan?	12
Q8:2	What happens if I work beyond the Normal Retirement Age?	12
Q8:3	Does this Plan provide for Early Retirement?	12

ii

Q8:4	If I stop working for my Employer before Normal Retirement Age, when can I receive my benefits?	12
Q8:5	May I take out my retirement benefits if I do not terminate employment?	12
Q8:6	What is a “hardship” withdrawal?	12
Q8:7	Does this Plan permit hardship withdrawals?	13
Q8:8	Do I have to take a distribution of my benefits by a certain time?	13
BENEFICIARY DESIGNATION AND DEATH BENEFITS		13
Q9:1	When I die, who gets my benefits from this Plan?	13
Q9:2	If I am married, does my Spouse have to be my Beneficiary?	14
Q9:3	How are benefits paid to my Beneficiary?	14
Q9:4	How does the annuity pay-out of a death benefit work?	14
Q9:5	What will happen if I die after my benefit payments have started?	14
Q9:6	What is the normal, or automatic, form of payment under this Plan?	14
Q9:7	Are there any other forms of payment available under the Plan?	14
Q9:8	Do I need my Spouse’s consent in order to choose an optional form of payment?	14
Q9:9	May I roll my benefits into an IRA or into another plan instead of having them paid directly to me?	14
Q9:10	What taxes or penalties will I have to pay if I do not rollover my benefit directly to an IRA or another Qualified Plan?	15
Q9:11	If I decide to have the benefits paid to me directly, may I roll them over to a Qualified Plan or IRA later?	15
Q9:12	What distribution payments cannot be rolled over?	15
Q9:13	If I terminate employment with my Employer because I retire, become disabled, or die, when will my payments start?	15
Q9:14	If I terminate employment for a reason other than death, Disability, or retirement, when will my payments start?	15
Q9:15	What is a Qualified Domestic Relations Order (QDRO)?	15
Q9:16	If the Plan receives a QDRO, when will the benefit be distributed to the person(s) listed in the QDRO?	16
Q9:17	How and where can I obtain a copy of the procedures which govern QDROs under the Plan?	16
Q9:18	How long can I keep my vested account balance in the Plan without having to make a withdrawal?	16
INVESTMENTS		16
Q10:1	How will my contributions to the Plan be invested?	16
Q10:2	If Employees are permitted to direct their own investments, what types of contributions will I be allowed to invest?	16
Q10:3	What are my investment choices and how do I change my investment selection?	16
Q10:4	Is this a Plan that satisfies the special rules under ERISA Section 404(c)?	16
Q10:5	May I take a loan from the Plan?	18
ADMINISTRATION OF THE PLAN		18
Q11:1	Who administers the Plan?	18
Q11:2	Who is the Plan Administrator and what are his or her duties?	18
Q11:3	What are the duties of the Trustee?	19
AMENDMENT AND TERMINATION		19
Q12:1	May my Employer amend the Plan?	19
Q12:2	May my Employer terminate the Plan?	19
Q12:3	What is a partial termination of the Plan?	19
Q12:4	May my rights and benefits under the Plan be given to someone else?	19
LEGAL PROVISIONS AND RIGHTS OF PLAN PARTICIPANTS		20

iii

SBERA 401(k) Plan as adopted by Legacy Bank

SUMMARY PLAN DESCRIPTION

ARTICLE I

INTRODUCTION

Your Employer has set up a 401(k) Plan to help you save for your retirement. Details about how the Plan works are contained in this booklet. While this summary describes the main provisions of the Plan, it does not include every detail or limitation. Every attempt has been made to give you accurate, but easily understandable information about the Plan. If, however, there is a disagreement between this booklet and the official Plan document, the Plan document will control. You may get a copy of the Plan document from the Plan Administrator who may charge you a reasonable fee for the copy.

ARTICLE II

GENERAL PLAN INFORMATION

A.	Agent for Service of Legal Process.

If legal action is taken against the Plan, all legal documents should be given to the following:

Name of individual(s) or position at the Employer:

Address:

Service of legal process may also be made upon the Plan Administrator.

B.	Effective Date.

The Effective Date is the date on which this Plan originally was established or the date that an amendment to this Plan goes into effect. This is an amended or restated Plan. The Effective Date of the Plan was 7/1/1990. The Effective Date of the amendment or restatement of the Plan is 1/1/2002.

C.	Employer.

Name:	Legacy Bank
Address:	116 North Street Pittsfield, MA 01201
Telephone:	413-443-4421
Tax ID Number:	04-1180020

D.	Three-Digit Plan Number: 002

E.	Plan Administrator.

The Employer has designated the following individual(s) to serve as the Plan Administrator:

Name:	Thomas Forese, Jr.
Address:	Savings Banks Employees Retirement Association 69 Cummings Park Woburn, MA 01801
Telephone:	781-938-6559

F.	Plan Year.

The Plan Year is the consecutive twelve-month period beginning on January 1 and ending on December 31.

G.	Trustee(s).

Name and Address:

Savings Banks Employees Retirement Association

69 Cummings Park

Woburn, MA 01801

781-938-6559

H.	Plan Assets.

Plan assets are held in a Custodial Account.

ARTICLE III

ELIGIBILITY AND PARTICIPATION IN THE PLAN

Q3:1	What are the eligibility requirements I must meet to participate in this Plan?

A3:1	There may be a Service or an age requirement or both for eligibility as described below:

All Contributions:

To participate in this Plan, you must be age 21 or older.

Elective Deferrals:

To participate in this Plan, you must complete 3 months of Service.

Non-Safe Harbor Matching Contribution (under Formula 1):

To participate in this Plan, you must complete one (1) Year of Service with the Employer.

Q3:2	How is Service determined for participation in the Plan?

A3:2	This Plan uses the Hour of Service method. A Year of Service for eligibility is a twelve-month period starting with your first day of work and ending on the anniversary of your first day of work. You must be credited with 1000 Hours of Service during that twelve (12) month period to be eligible to participate.

Q3:3	What will happen if I do not meet the eligibility requirements in my first year of employment?

A3:3	Whether the eligibility requirement has been met will be determined as follows:

Whether you meet the Service requirement for Employer Matching Contributions [Formula 1] will be determined by the number of Hours of Service you are credited with in the Plan Year that begins after your date of hire and succeeding Plan Years.

Q3:4	What is an “Hour of Service” to be eligible for the Plan?

A3:4	You will receive credit for each hour in which you are paid, even if you are not at work (such as vacation, sickness, leave of absence, or Disability), or paid for back pay if hours were not already counted. A maximum of 501 hours will be credited to you in any year for periods that you are not at work but are paid.

Hours will be calculated using actual hours.

Q3:5	Are all Employees eligible to participate in the Plan once they have met the eligibility requirements?

A3:5	Generally, yes, all Employees who meet the eligibility requirements will participate in the Plan. However, the Employer may exclude certain groups of Employees from participating in the Plan. Such exclusion(s), if any, will be noted under Article IV of this Summary Plan Description.

Q3:6	After I meet the eligibility requirements, when do I actually enter the Plan?

A3:6	After you have met all of the eligibility requirements, you will begin participation in the Plan on the first day of the payroll period coinciding with or next following the date on which you meet the eligibility requirements.

Q3:7	If I terminate employment and I am later rehired, do I have to meet the eligibility requirements again?

A3:7	If you were a Participant before you terminated employment, you do not have to meet the eligibility requirements again. You will become a Participant on your date of rehire. If you did not meet the eligibility requirements at the time you terminated employment, you must meet the eligibility requirements as if you were a new Employee.

Q3:8	If I am not in a group of Employees who is eligible to participate in the Plan but later become eligible to participate, when will I enter the Plan?

A3:8	You will enter the Plan immediately on the next Entry Date, if you have met the Plan’s age and Service requirements.

Q3:9	What will happen if I am a Participant in the Plan and I then become ineligible to participate?

A3:9	If you become ineligible to participate in the Plan because you are no longer an eligible Employee, you must stop making all Employee Contributions to the Plan and you will not receive future Employer Contributions. You may participate immediately if you again become an eligible Employee. All Years of Service with your Employer, even when you were not eligible, will be counted when calculating your vested percentage in your account balance.

Q3:10	Does my Service for any other company count for eligibility?

A3:10	Yes, you will receive credit for eligibility if you worked for any predecessor organization of this company.

Q3:11	What is a Break in Service?

A3:11	A Break in Service is a Plan Year during which you are not credited with or are not paid for at least 500 Hours of Service. If your Plan uses the “Elapsed Time Method”, a “period of severance” is substituted for a “Break in Service”. A “period of severance” starts on the day you terminate employment and ends on the day you again perform an Hour of Service for your Employer. If you terminate employment and have a Break in Service (or period of severance), all contributions to your Plan Account are suspended.

Q3:12	If I go on parental leave, will this be considered a Break-in-Service?

A3:12	You will be credited with enough additional Hours of Service (up to 501) to prevent a Break in Service, either in the year you leave employment or in the following year. The extra Hours of Service credited to prevent a Break in Service may only be used in one Plan Year.

Example: You work 750 hours in the year that your child is born and you take parental leave. You will not receive any additional hours in that year because you did not have a Break in Service. However, if you do not return to work the next year, you will be credited with 501 Hours of Service to prevent a Break in Service from occurring in that year. Had you instead returned to work in that year, but only worked 300 hours, you will be credited with 201 additional Hours of Service to prevent a Break in Service.

If you are absent from work for maternity or paternity reasons, the twelve (12) consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a Break in Service. Notwithstanding the foregoing, if you are absent from work beyond the first anniversary of the first day of absence from work for maternity or paternity reasons, such period begins on the second anniversary of the first day of such absence. The period between the first and second anniversaries of said first day of absence from work is neither a Period of Service for which you will receive credit nor is such period a Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of your pregnancy (2) by reason of the birth of your child (3) by reason of the placement of a child with you in connection with the adoption of such child by you, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Q3:13	If I am credited with Hours of Service because of parental leave, will these hours count for calculating Years of Service for eligibility, vesting or benefits?

A3:13	No, Hours of Service credited for parental leaves are used only to prevent a Break in Service.

ARTICLE IV

CONTRIBUTIONS TO THIS PLAN

Elective Deferrals

Q4:1	What are Elective Deferrals?

A4:1	Elective Deferrals are contributions you elect to have made to the Plan on your behalf instead of being paid to you in cash as salary. You make this choice when you complete a salary deferral election form that tells your Employer to withhold a portion of your salary and contribute it to the Plan on your behalf. The money contributed to the Plan and any earnings on that money is not taxable until it is actually distributed to you. However, you must still pay Social Security taxes on your contributions to this Plan.

Q4:2	What is my Compensation (or salary) for Plan purposes?

A4:2	Your Compensation for Plan purposes includes your income or salary as reflected on your pay stub. In addition, your compensation may also reflect the cash value of fringe benefits provided to you by your Employer.

Q4:3	Are my Elective Deferrals included in my Compensation?

A4:3	Your salary includes all pre-tax Elective Deferrals you may make to this or other plans of your Employer.

Q4:4	Are any other items excluded from my Compensation for Plan purposes?

A4:4	No, there are no other items excluded from Compensation for Plan purposes.

Q4:5	Is there a limit on how much of my Compensation I can contribute?

A4:5	Yes. As an eligible Employee you may authorize your Employer to withhold 1% up to a maximum of 75% of your salary.

The annual dollar limit set by law also applies to your contribution. In 2000 and 2001 this limit was $10,500; in 2002 it is $11,000. The annual dollar limit is indexed annually for the cost-of-living. For a further explanation of this limit, ask your Plan Administrator.

Q4:6	If I contributed part of my Compensation to another plan and this Plan in the same year, may I contribute the full dollar limit into each plan?

A4:6	No. The annual dollar limit is a limit that applies to all salary deferrals you make in a given calendar year to this Plan or any other plan that is a cash or deferred arrangement. Such plans include 403(b) annuities, a Simplified Employee Pension (SEP), or another 401(k) plan.

Q4:7	What should I do if I exceed the annual dollar limit?

A4:7	If the Elective Deferrals you make to this Plan and the plan of another unrelated employer are more than the annual dollar limit in a given year, you must ask one of the plans to refund the excess amount to you. If you choose this Plan, you must notify the Plan Administrator, in writing, by March 1 of the next calendar year so the excess amount and related earnings may be refunded by April 15. The excess amount is taxable for the year in which you made the excess deferral. If you fail to request a refund, you will be taxed twice: in the year of deferral and in the year the excess amount is actually paid to you. If the excess amount was contributed to this Plan or another plan maintained by this Employer, the Plan Administrator will return the excess amount and associated earnings to you by April 15 automatically.

Q4:8	Must I make contributions to the Plan?

A4:8	No. However, the following groups of Employees will not be permitted to make Elective Deferrals:

Leased Employees.

Q4:9	May I choose to have all or part of any bonus I receive contributed to the Plan?

A4:9	Bonuses will be deferred at the rate you elected on your Salary Deferral Agreement.

Q4:10	When may I change the percentage or amount of my Compensation that I am contributing to the Plan, or stop my contributions entirely?

A4:10	You may stop making contributions to the Plan at any time. You may increase or decrease the percentage of your Compensation that you have elected to defer to the Plan on the first day of the beginning of the next payroll period.

Your Employer may also reduce or terminate your contributions if it is necessary to keep the Plan within the limits imposed by law.

Q4:11	If I stop my contributions, when can I restart them?

A4:11	If you stop making contributions to the Plan, you may resume contributions again on the beginning of the next payroll period.

Rollover and Transfer Contributions

Q4:12	What is a Rollover Contribution?

A4:12

A rollover contribution is a direct transfer of your retirement benefits from another qualified plan to this Plan, or a distribution from another qualified plan that was first transferred to an IRA (a “conduit IRA”)

and then from that IRA to this Plan. A Rollover Contribution may also be made within sixty (60) days of the time it was distributed to you by another qualified plan or conduit IRA, if your Plan permits such rollovers.

Q4:13	Are Rollover Contributions permitted to this Plan?

A4:13	Yes, Rollover Contributions may be made to this Plan, but only after you become a Plan Participant.

Q4:14	If there is an investment gain or loss, will the amount in my rollover account be affected?

A4:14	A separate account will be established for your Rollover Contribution. You are always 100% vested in your rollover account balance and you will always have the right to receive the full amount of your rollover account balance. However, your rollover account balance will be affected by investment gains and losses (your account may increase or decrease in value).

Q4:15	What is a Transfer Contribution?

A4:15	A Transfer Contribution is the direct transfer of your account balance from another Qualified Plan to this Plan. In a transfer, the money is not treated as having been distributed to you and “rolled over” because it is a transaction between the trustees of two qualified plans.

Q4:16	Are Transfer Contributions permitted to this Plan?

A4:16	Yes, Transfer Contributions may be made to this Plan, but only after you become a Plan Participant.

Q4:17	Are Transfer or Rollover Contributions from this Plan permitted to another Qualified Plan or IRA?

A4:17	Generally, you may rollover your account balance from this Plan to an IRA if you cease to be an Employee. Whether you may make a transfer or rollover to another Qualified Plan will depend on whether the other plan accepts these contributions.

If you believe you qualify for a rollover or transfer, see your Plan Administrator for more details.

Employer Contributions

Q4:18	What is a Matching Contribution?

A4:18	A Matching Contribution is money that your Employer contributes to the Plan for you based on your Elective Deferrals to the Plan. A Matching Contribution may be subject to vesting requirements discussed below.

Q4:19	Will my Employer make a Matching Contribution?

A4:19	The Matching Contribution is as follows:

The Employer may make a Matching Contribution Formula 1 to you if you are an eligible Participant based on your Elective Deferrals. The Employer will advise you of the percentage of the Matching Contribution .

The Plan will exclude the following groups of Employees only from receiving the Non-Safe Harbor Matching Contributions Formula 1 allocation made to the Plan:

Leased Employees.

Q4:20	What time period will the Employer use to determine my entitlement to and the amount of my Matching Contribution?

A4:20	The following time period will be used:

If you make Elective Deferrals, your Employer will calculate your Formula 1 Matching Contributions related to deferrals actually made bi-weekly.

Q4:21	Are there any other limitations on the Employer’s Matching Contribution?

A4:21	Yes. Any Matching Contribution made to the Plan will not be annualized because the Employer has elected a different Matching Contribution Computation Period. Matching Contributions made to your account will be based on that specified time period.

Q4:22	Who is eligible to receive a contribution from the Employer?

A4:22	The Employer will make a contribution on your behalf if you have completed a Year of Service. A Year of Service for eligibility to receive an allocation of Employer contributions will be determined on the basis of the Hour of Service method. A Year of Service for allocation accrual purposes will be credited to you upon completion of the number of Hours of Service indicated below.

As an active Participant, to be eligible to receive any Employer contribution made to the Plan on your behalf you must complete 1 Hours of Service during the Plan Year.

If you terminate during the Plan Year, you must complete 1 Hours of Service during the same period to receive any Employer contribution made to the Plan on your behalf.

If you terminate employment due to retirement you will not need to complete the required Hours of Service indicated above in order to receive Matching Contributions (Formula 1).

If you terminate employment due to Disability, you will not need to complete the required Hours of Service indicated above in order to receive Matching Contributions (Formula 1).

If you terminate employment due to death, you will not need to complete the required Hours of Service indicated above in order to receive Matching Contributions (Formula 1).

Government Regulations

Q4:23	Are there any limits on the total amount of contributions that can be made on my behalf each year?

A4:23	Yes, Federal law places certain limits on the maximum contribution that can be made to a retirement plan. The first limit is an individual limit based on total contributions. The maximum contribution (including Employer Contributions, Elective Deferrals and Voluntary After-tax and Required After-tax Contributions) that you may receive in a given year may not be more than 25% of your Compensation or $30,000 (indexed for inflation), whichever is less.

The second limit is a group limit based on the percentage of contributions made to the Plan by all Participants. The amount of contributions that Highly Compensated Employees will receive in given year may be limited by the amount of contributions that are made on behalf of Non-Highly Compensated Employees. See your Plan Administrator for a more detailed explanation of the various limitations.

Generally, a Highly Compensated Employee is any Employee who during the current or prior Plan Year was a more than 5% owner of the company or who in the prior Plan Year received Compensation of more than $80,000, as indexed. The Plan Administrator will inform you if you are a Highly Compensated Employee.

Q4:24	Who is a Non-Highly Compensated Employee?

A4:24	If you are not currently or never were a Highly Compensated Employee, as described above, or a family member of a 5% owner, you are a Non-Highly Compensated Employee.

Q4:25	Who is considered a “family member”?

A4:25	Family members include your parents, spouse, children, and grandchildren. Family members do not include brothers or sisters, aunts, uncles or cousins, or in-laws of your children.

ARTICLE V

PARTICIPANT ACCOUNTS

Q5:1	What is a Participant Account?

A5:1	Your Employer will set up a recordkeeping account in your name to show the value of your retirement benefit. This is called your Participant Account.

Q5:2	What amounts will be contributed to my account?

A5:2	Your Employer will make the following contributions to your account:

•	your share of any Employer Contributions made on your behalf including your Elective Deferrals.

•	the amount of any Rollover Contributions and Transfer Contributions, if any.

•	if applicable, your share of any forfeited amounts of former Employees (these are amounts left behind by Employees who stopped working before they were 100% vested in their benefit).

•	your share of any investment earnings and increases in the value of investments.

Q5:3	What subtractions will be made from my account?

A5:3	The Employer will subtract the following from your account:

•	any withdrawals or distributions you receive,

•	any investment losses or decreases in the value of investments, and

•	your share of administrative fees and expenses paid out of the Plan, if applicable.

Q5:4	Can I lose any of the money in my account?

A5:4	It is possible to lose all or a portion of your account for the following reasons:

•	if applicable, you terminate your employment before you are 100% vested in the part of your account balance made up of Employer contributions,

•	you have any investment losses or you pay your share of Plan administrative expenses or other Plan costs,

•	you cannot be located when a benefit becomes payable to you, or

•	a portion of or all of your benefits are assigned (transferred) to an alternate payee under a Qualified Domestic Relations Order

Q5:5	When will contributions to my account be valued?

A5:5	The Employer will value the contributions in your account daily.

ARTICLE VI

VESTING

Q6:1	What is vesting?

A6:1	Vesting means that you have earned the right to a portion of or the full amount of your Participant Account. Once you have “vested” a portion of or the full amount of your account, that amount cannot be forfeited or taken away from you. You determine your vested account balance by multiplying the percentage from the vesting schedule described below by the total value of your Participant Account. The vesting schedule is based on your Years of Service, and determines how rapidly your Account Balance becomes non-forfeitable.

Q6:2	What does “forfeited” mean?

A6:2	The portion of your account balance to which you are not entitled is called a “forfeiture” and is left behind in the Plan when you terminate your employment.

Q6:3	Are my pre-tax and after-tax contributions 100% vested?

A6:3	Your pre-tax and after-tax contributions, plus any investment earnings on those contributions are always 100% vested and cannot be forfeited for any reason.

Q6:4	Are Employer contributions 100% vested when deposited?

A6:4	No, not automatically. Employer contributions are 20% vested at 1 year; 40% vested at 2 years; 60% vested at 3 years; 80% vested at 4 years; 100% vested at 5 years;

Q6:5	How is a Year of Service determined for purposes of vesting?

A6:5	A Year of Service for vesting will be determined on the basis of the Hour of Service method. You will be credited with a Year of Service upon completion of 1000 Hours of Service during the Plan Year.

Q6:6	Does the time I worked for the company prior to the Effective Date of this Plan count for purposes of vesting?

A6:6	Service before the Effective Date of the Plan is counted.

Q6:7	If I worked for the company before age 18, does this Service count towards vesting?

A6:7	Service before age 18 is counted.

Q6:8	Does my Service for any other company count towards vesting?

A6:8	Yes, you will receive credit for vesting for the time you work at any predecessor organization of your Employer.

Q6:9	Will I become 100% vested if I retire, become disabled, die, or if the Plan terminates?

A6:9	If you are not already fully vested, you will become fully vested automatically if you attain Normal Retirement Age or Early Retirement Age, if you terminate employment due to Disability, if you die, or if the Plan is terminated or is partially terminated. (See Question 12:3 for the definition of a partial termination.)

Disability is defined as an illness or injury of a potentially permanent nature that is expected to last for a continuous period at least 12 months (or is expected to result in death) which prevents a Participant from engaging in any occupation for which the Participant may reasonably fill based on training, education or experience. A physician who has been chosen by or is satisfactory to the Employer must certify disability.

Q6:10	What happens to the part of my account that is not vested after I terminate employment?

A6:10	The portion of your account balance that is not vested when you terminate employment is called a “forfeiture” and remains in the Plan for the benefit of Plan Participants.

Q6:11	When is the nonvested part of my account balance forfeited if I terminate employment?

A6:11	Your Employer will forfeit the nonvested part of your account as of the next Allocation Date immediately following the date that vested portion of your account balance is paid to you.

Q6:12	What will happen to the nonvested part of my account balance if I do not take my vested balance when I terminate employment?

A6:12	If you do not receive a distribution of your vested account balance, the nonvested portion of your account balance cannot be forfeited until the end of the Plan Year in which your fifth consecutive one (1) year Break in Service occurs.

Q6:13	What is a “buy back”?

A6:13	If you terminate employment and receive a distribution of the vested portion of your account balance, the nonvested part of your account will be forfeited as described above. If you are rehired, you may repay the amount you received if you are re-employed before you have five (5) consecutive one (1) year Breaks in Service. If you repay the amount you received, the nonvested part of your account that was forfeited will be restored to your account. This is called a “buy back”. If you want to buy back, you must complete repayment within five (5) years after your date of reemployment, or if earlier, before five (5) consecutive one (1) year Breaks in Service have occurred.

Q6:14	If I do not repay the amount I received, what will happen to my nonvested account balance?

A6:14	The nonvested portion of your account balance will be forfeited permanently.

Q6:15	If I am rehired, will my Service before I terminated employment count for vesting?

A6:15	All periods of Service with your Employer will count toward vesting Service for future employer contributions, even if you do not decide to “buy back”.

Example: At the time you quit, you had a total account balance of $10,000. If you were only 40% vested and you decided to take a distribution of your vested balance, you would receive 40% of $10,000, or $4,000. The nonvested part of your account balance ($6,000) was forfeited at that time. Three (3) years later you are rehired. Since you were rehired within five (5) years, you may repay the $4,000 distribution. If you buy back, you must repay the $4,000 within five (5) years of being rehired, and the nonvested portion of your account ($6,000) will be restored to your Plan Account. After the nonvested portion of your account is restored, you will be vested in 40% of the “old” and “new” portions of your account balance. Your vested percentage will then increase based upon your Years of Service after your reemployment.

Your prior Service will also be included in determining the vested percentage of Employer Contributions that you receive after you are rehired regardless of whether you buy back.

Q6:16	What will happen if I am not vested in any part of my Employer Contribution account balance before I terminate employment and I have a Break in Service, but I am reemployed before I have five (5) consecutive one (1) year Breaks in Service?

A6:16	If you were not vested in any of the Employer Contributions in your account, your old account balance will be restored automatically and you will continue to vest in both your “old” and “new” account balances based on all periods of Service you have with your Employer.

Q6:17	What will happen if I am not vested in any of the Employer Contributions in my account, and I leave work and am reemployed after I have five (5) consecutive one (1) year Breaks in- Service?

A6:17	You will forfeit your old account balance, but all periods of Service with your Employer will count towards the vesting of your “new” account balance.

ARTICLE VII

TOP-HEAVY RULES

Q7:1	What is a “Top-Heavy” Plan?

A7:1	A Top-Heavy Plan is one in which the total account balances of all Key Employees are more than 60% of the total account balances of all Employees.

Q7:2	Who is a “Key Employee”?

A7:2	A Key Employee is an Employee who, at any time during the Plan Year or any of the preceding four (4) Plan Years is (or was) one of the following individuals:

a.	an officer earning more than a specified dollar amount;

b.	one of the ten largest owners (or a family member of such an owner) of the employer earning more than a specified amount;

c.	a more than 5% owner of the Employer (or a family member of a more than 5% owner); or

d.	a 1% or more owner (or a family member of a 1% or more owner) earning more than $150,000.

All other Employees are called Non-Key Employees. Your Plan Administrator will notify you if you are a Key Employee.

Q7:3	What happens if a Plan is top-heavy?

A7:3	If the Plan becomes top-heavy, your Employer must make a top-heavy minimum contribution and a special vesting schedule may apply.

Q7:4	What is a “top-heavy minimum contribution”?

A7:4	If the Plan becomes top-heavy and you qualify, you will receive a contribution equal to 3% of your salary or equal to the highest actual percentage of a contribution made on behalf of any Key Employee, whichever is less.

The minimum contribution will be made to another qualified retirement plan maintained by the Employer; see your Plan Administrator for more details.

Q7:5	Who is entitled to receive the top-heavy minimum contribution?

A7:5	If the Plan is top-heavy, you will receive a top-heavy minimum contribution if you have been credited with at least one Hour of Service during the Plan Year and you are employed on the last day of the Plan Year.

Q7:6	What is the special vesting schedule when the Plan is top-heavy?

A7:6	If the Plan is switched to an accelerated vesting schedule because the Plan is top-heavy the Employer will notify you of this change. This vesting schedule will remain in effect even if the Plan later stops being top-heavy.

ARTICLE VIII

RETIREMENT BENEFITS

Q8:1	When may I receive retirement benefits from the Plan?

A8:1	Generally, the full value of your account balance is payable at your Normal Retirement Date. The Normal Retirement Age under this Plan is the attainment of age 65. The Normal Retirement Date is the date you attain your Normal Retirement Age.

Q8:2	What happens if I work beyond the Normal Retirement Age?

A8:2	If you work beyond your Normal Retirement Age, and have not terminated employment, you may not request to start receiving benefit payments. Whether or not you work past Normal Retirement Age, you may continue to fully participate in the Plan.

Q8:3	Does this Plan provide for Early Retirement?

A8:3	Yes, you may retire early upon reaching the later of age 59.5 and completing 0 Years of Service. If you terminate employment after completing the required Years of Service, but before attaining the required Early Retirement Age, you may elect early retirement upon reaching that age. Your Early Retirement Date shall be the date you attain your Early Retirement Age.

Q8:4	If I stop working for my Employer before Normal Retirement Age, when can I receive my benefits?

A8:4	You may request to receive your benefits at any time after you terminate employment.

Q8:5	May I take out my retirement benefits if I do not terminate employment?

A8:5	Yes, you may make an in-service withdrawal as follows:

You may elect to withdraw all or any part of your Rollover Contributions.

Q8:6	What is a “hardship” withdrawal?

A8:6	A hardship withdrawal is a distribution taken to satisfy an immediate and heavy financial need that cannot be satisfied from other financial resources.

Q8:7	Does this Plan permit hardship withdrawals?

A8:7	Hardship withdrawals are permitted from this Plan. Your Employer must approve hardship withdrawal applications in a nondiscriminatory manner. The amount of a hardship withdrawal is limited to that amount needed to meet the need (including the amount necessary to pay any taxes that you will have to pay). You show you are qualified for a hardship distribution by completing a written application form that you will get from the Plan Administrator. If the Plan Administrator so advises you, your Spouse must consent in writing to the withdrawal. While you continue to be eligible to receive Employer Contributions to the Plan, your right to make Elective Deferrals will be suspended for one year. Amounts withdrawn for hardship may not be redeposited to this or any other Plan maintained by the Employer, and they may not be rolled over to either an IRA or another qualified retirement plan. Generally, you must first take any other available distribution and, if applicable, borrow the maximum loan amount allowed under this and all other plans of your Employer. However, if a Plan loan would increase the amount of your financial need, you do not have to take the loan. For example, if you need money to purchase your principal residence, and a Plan loan would disqualify you from obtaining other necessary financing, you do not have to take the loan.

You may apply for a hardship withdrawal from this Plan for the following reasons only:

a.	to purchase your principal residence (but not to pay mortgage payments),

b.	to pay tuition and related post-secondary educational expenses for you, your Spouse, or your dependents for the next 12 months,

c.	to pay medical care expenses that are not covered by insurance and are incurred or will be incurred by you, your Spouse or your dependents, or

d.	to prevent your eviction from or foreclosure on your principal residence.

You may withdraw the following types of contributions:

Your Elective Deferrals.

Rollover Contributions plus their earnings.

Transfer Contributions plus their earnings.

Income taxes must be paid on a hardship withdrawal. If you are under age 59 1/2, you may also have to pay a 10% penalty tax on the withdrawal. Hardship withdrawals of vested Employer contributions are also subject to mandatory 20% income tax withholding because they are eligible to be rolled over to an IRA or another qualified retirement plan.

Q8:8	Do I have to take a distribution of my benefits by a certain time?

A8:8	If you are not a more than 5% owner of your Employer, you may delay starting payment of your retirement benefits until you terminate employment, even if you are older than age 70 1/2. At that time, you must take at least a minimum amount called a “required minimum distribution”. If you are a 5% or more owner, you must take a distribution upon attainment of age 70 1/2, even if you are still working.

ARTICLE IX

BENEFICIARY DESIGNATION AND DEATH BENEFITS

Q9:1	When I die, who gets my benefits from this Plan?

A9:1

You may choose the person or persons (the Beneficiary) who will receive benefits under the Plan if you die. You must name your Beneficiary (or Beneficiaries) on a form provided by the Plan Administrator, and return the form to the Plan Administrator. Subject to certain written consent requirements if you are married, you may change your Beneficiary at any time.

Q9:2	If I am married, does my Spouse have to be my Beneficiary?

A9:2	If you are married, your Spouse is your Beneficiary automatically. If you wish to name someone else, you must complete a beneficiary designation form and get your Spouse’s written consent. Your spouse’s signature must be witnessed by a notary public or by the Plan Administrator.

Q9:3	How are benefits paid to my Beneficiary?

A9:3	In the event of your death, the full value of your account is payable to your Beneficiary in a lump sum or, if the plan permits, in installment payments over any period that does not exceed the life expectancy of your Beneficiary. If your Plan Administrator so notifies you, your Beneficiary may also be paid in the form of an annuity.

Q9:4	How does the annuity pay-out of a death benefit work?

A9:4	This Plan does not pay benefits in the form of an annuity.

Q9:5	What will happen if I die after my benefit payments have started?

A9:5	If you die after you have reached age 70 1/2 and started payment of your benefits in installment payments, your Beneficiary will continue to receive payments under the payment option you selected.

Q9:6	What is the normal, or automatic, form of payment under this Plan?

A9:6	The normal form of payment is a lump sum. When benefits become due, you or your representative should apply to the Employer requesting payment of your account.

Q9:7	Are there any other forms of payment available under the Plan?

A9:7	Yes, if you do not want the Plan’s normal form of benefit payment, you may request to receive your benefit in any of the following optional forms indicated below:

lump sum

installment payments

Payments may not be made over any period that exceeds the life expectancy of you and your Beneficiary.

Q9:8	Do I need my Spouse’s consent in order to choose an optional form of payment?

A9:8	You may need the written consent of your Spouse to select an optional form of payment. See your Plan Administrator for details.

Rollover of Payment

Q9:9	May I roll my benefits into an IRA or into another plan instead of having them paid directly to me?

A9:9	If your distribution is an “eligible rollover distribution,” you may either have them paid directly to you or you may have them directly rolled over to another qualified plan or your IRA. The Plan Administrator will provide information to you about eligible rollover distributions shortly before your distribution is to occur.

Q9:10	What taxes or penalties will I have to pay if I do not rollover my benefit directly to an IRA or another Qualified Plan?

A9:10	If you do not have your benefits directly rolled over, the Plan Administrator will withhold 20% of the distribution for payment of Federal taxes. If you are under age 59 1/2, the benefit payment will also be subject to a 10% early distribution penalty. There is no tax withholding for the penalty tax which is paid when you file your Federal income tax.

Q9:11	If I decide to have the benefits paid to me directly, may I roll them over to a Qualified Plan or IRA later?

A9:11	You may do a rollover yourself, if you complete the rollover within sixty (60) days of when you received the distribution. Check with your personal tax advisor to make sure that your distribution is an eligible rollover distribution. However, the 20% of your payment that was withheld by your Employer will be taxable unless you also deposit an equivalent amount into a Qualified Plan or an IRA.

Example: You have a vested account balance of $100,000 at the time you terminate employment. If you elect a direct rollover, the entire $100,000 will be transferred to the trustee of another qualified retirement plan or the IRA. The entire amount is reported as a rollover on your tax return, and you will not pay taxes. If you receive benefit directly, 20% of the distribution ($20,000) will be automatically withheld from your payment. You will receive only $80,000. If within sixty (60) days you decide to roll over the entire $100,000 to an IRA, you will need to deposit $20,000 of your own money to make up the difference. If you do this, the $20,000 withheld may be refunded to you when you file your taxes. However, if you do not, only $80,000 will be rolled over and the remaining $20,000 will be taxable income. If you are under 59 1/2 when you receive your payment, you will also be subject to the 10% early distribution penalty unless you qualify for an exception such as death or disability.

Q9:12	What distribution payments cannot be rolled over?

A9:12	Certain benefit payments are not eligible for rollover and therefore will also not be subject to the 20% mandatory withholding. The payments include:

a.	annuities paid over your lifetime,

b.	installments payments for a period of at least ten (10) years,

c.	minimum required distributions at age 70 1/2,

d.	hardship withdrawals of Elective Deferrals, and

e.	Voluntary or Required After-tax Contributions.

Time of Payment

Q9:13	If I terminate employment with my Employer because I retire, become disabled, or die, when will my payments start?

A9:13	Your payments will start as soon as administratively feasible following the date on which a distribution is requested by you or is payable.

Q9:14	If I terminate employment for a reason other than death, Disability, or retirement, when will my payments start?

A9:14	Your payments will start as soon as administratively feasible following the date on which a distribution is requested by you or is payable.

Q9:15	What is a Qualified Domestic Relations Order (QDRO)?

A9:15	A QDRO is a court order issued under state domestic relations law relating to divorce, legal separation, custody or support proceedings. The QDRO recognizes the right of someone other than you (the Alternate Payee) to receive all or a portion of your Plan benefits. You will be notified if a QDRO relating to your Plan benefits is received by the Plan.

Q9:16	If the Plan receives a QDRO, when will the benefit be distributed to the person(s) listed in the QDRO?

A9:16	The benefit established by a QDRO may be distributed to the Alternate Payee as of the date the QDRO is determined to be qualified.

Q9:17	How and where can I obtain a copy of the procedures which govern QDROs under the Plan?

A9:17	Participants and Beneficiaries under the Plan may obtain a copy of QDRO procedures, without charge, from the Plan Administrator.

Q9:18	How long can I keep my vested account balance in the Plan without having to make a withdrawal?

A9:18	You may delay payment of your benefit if your account balance is more than $5,000 at the time you terminate Service. Generally, you do not have to take a withdrawal until your “Required Beginning Date”, even if you have terminated employment. If you have terminated employment, your “Required Beginning Date” is the April 1st of the calendar year following the calendar year in which you attain age 70 1/2. See your Plan Administrator for more details.

ARTICLE X

INVESTMENTS

Q10:1	How will my contributions to the Plan be invested?

A10:1	Your contributions to the Plan may be invested in any security or other form of property which is considered suitable for a retirement plan. Such investments can include, but are not limited to, common and preferred stocks, put and call options which are traded on an exchange, bonds, money market instruments, mutual funds, savings accounts, certificates of deposit, Treasury bills or insurance contracts.

Q10:2	If Employees are permitted to direct their own investments, what types of contributions will I be allowed to invest?

A10:2	Employee investment direction is permitted and you may direct the investment of All Contributions.

Q10:3	What are my investment choices and how do I change my investment selection?

A10:3	You may invest in the alternatives made available by the Employer under the Plan.

A description of what investment vehicles are available to you and the procedures for making investment selections and changes in investment selections may be obtained from the Plan Administrator.

Q10:4	Is this a Plan that satisfies the special rules under ERISA Section 404(c)?

A10:4	Yes, this Plan is intended to satisfy ERISA Section 404(c). If you exercise control over the assets in your account, you will not be considered a Plan fiduciary by reason of that control, and no other fiduciary, such as the Trustee, Employer or Plan Administrator, shall be held responsible for losses resulting from that control.

ERISA Section 404(c) Requirements

Under the Department of Labor regulations, fiduciary protection is available only in a Participant directed plan that meets special requirements. Accordingly, you must be permitted to choose from a broad range of investment alternatives that meet certain criteria. This criteria includes:

a.	a reasonable opportunity to affect the level of return and degree of risk to which your accounts are subject;

b.	the opportunity to choose from at least three investment alternatives. Each alternative must be diversified; for example, if a fund invests only in assets within the same industry, it may not be considered adequately diversified. Each alternative must be materially different from the other alternatives in terms of risk and return characteristics. In the aggregate, the alternatives must enable you to achieve a portfolio with aggregate risk and return characteristics that at any point are within a range normally appropriate for the Participants in the Plan. Each of the three funds when combined with other alternatives, must tend to minimize, through diversification, the overall risk of loss; and

c.	the opportunity to diversify so as to minimize the risk of large losses, taking into account the nature of the Plan and the size of your accounts.

You are provided an opportunity to exercise control over the assets in your accounts. For this opportunity to exist, you must be permitted to make transfers among investment alternatives with a frequency that matches the volatility of the investments. For example, if three core funds are offered to satisfy the broad range requirement, a transfer option must be offered at least quarterly for all three core funds. You must be provided with sufficient information to permit informed investment decision making. Investment instructions will be given to an identified Plan fiduciary who is obligated to comply with those instructions.

Disclosure Requirements under ERISA Section 404(c)

You must automatically be given the following specific information regarding your investment choices:

a.	An explanation that the Plan is designed to be a 404(c) plan and that Plan fiduciaries may be relieved of liability for any losses that are the necessary and direct result of your investment instructions;

b.	Plan fiduciaries must distribute any prospectuses, financial reports or similar materials that are furnished to the Plan. You must also receive a general description of each investment alternative. The description must address the investment objectives, risk and return characteristics, and type and diversification of assets that make up the portfolio.

c.	The procedures for giving investment instructions, including any limitations on transfers or any restrictions on the exercise of voting, tender, or similar rights.

d.	If the Plan offers Employer securities, you must have the ability to transfer funds out of Employer securities and into any of the core funds available in the Plan at a frequency similar to the volatility level of the Employer security.

e.	A description of any transaction fees (e.g. commissions, sales, loads, deferred sales charges) that will be directly assessed against your account.

f.	The name, address, and telephone number of the Plan fiduciary responsible for providing information to you upon request. The fiduciary may be identified by position (e.g., Plan Administrator, Trustee) rather than by name.

g.	If an investment alternative is subject to the Securities Act of 1933, a copy of the most recent prospectus on the security must be provided either immediately before or immediately after your initial investment in that alternative.

h.	To the extent that voting tender or other similar rights are passed through to you, all materials relating to the exercise of those rights must be provided to you.

i.	If the Plan permits investment in Employer securities, you must receive a description of the procedures for maintaining confidentiality of transactions as well as the name or title, address and telephone number of the Plan fiduciary responsible for monitoring compliance with the procedures.

Plan Fiduciary Requirements under ERISA Section 404(c)

In addition to the automatic disclosure rules above, Plan fiduciaries must also respond to your requests for the following information on a timely basis:

a.	A description of the annual operating expenses of each designated alternative. This includes investment management fees, transaction costs, or any other type of fee that would reduce the rate of return to Participants. The disclosure should also include the aggregate amount of such expenses addressed as a percentage of average net assets.

b.	Copies of any prospectuses, financial statements, reports, or any other material related to an investment alternative that is provided to the Plan;

c.	If a designated investment alternative consists of assets that are Plan assets (e.g. a fund managed by Employees), the following information must be provided:

1.	A list of such assets;

2.	The value of each such assets or its proportionate value of the investment alternative; and

3.	If the asset is a fixed-rate investment contract (e.g. a BIC, GIC, SLIC), the disclosure must include the name of the issuer of the contract, the terms of the contract and, the rate of return for the contract.

d.	The value of the shares or units in any designated investment alternative determined on a reasonably consistent basis, and

e.	The value of shares or units for each designated investment alternative held in your account.

Restrictions on Employer Securities offered in a 404(c) Plan

If Employer securities are offered, they must be qualifying securities as defined under ERISA Section 407(d)(5). In addition, they must meet the following requirements:

a.	The security must be either publicly traded or traded with such frequency to permit prompt execution of Participant investment instructions;

b.	Participants and Beneficiaries investing in Employer securities must receive all information that is provided to shareholders; and

c.	All voting, tender, and similar rights with respect to the Employer securities must be passed through to Participants.

Q10:5	May I take a loan from the Plan?

A10:5	Participant loans are permitted. To get a loan, you must complete a Loan Application and return it to the Plan Administrator. Loans must be approved by the Plan Administrator and are subject to a strict set of rules established by law. The rules are covered in the loan policy, which is available from the Plan Administrator.

ARTICLE XI

ADMINISTRATION OF THE PLAN

Q11:1	Who administers the Plan?

A11:1	The Plan Administrator.

Q11:2	Who is the Plan Administrator and what are his or her duties?

A11:2	Your Employer has established the Plan and has overall control and authority to administer the Plan. The Plan Administrator’s duties include:

a.	appointment of professional advisors needed to administer the plan, including, among others, an accountant, attorney, actuary or administrator;

b.	instruction to the Trustee(s) regarding payments from the Plan Trust Fund;

c.	communication with Employees about participation and benefits under the Plan, including claims procedures and domestic relations orders;

d.	preparation and filing of any returns and reports with the Internal Revenue Service, Department of Labor or any other governmental agency, as required;

e.	review and approval of any financial reports, investment reviews, or other reports prepared by any party appointed by the Employer;

f.	establishment of a funding policy and investment objectives that are consistent with the purposes of the Plan and the Employee Retirement Income Security Act of 1974 (ERISA); and

g.	resolution of any question of Plan interpretation. The Plan Administrator’s interpretation and application of the Plan is final.

Q11:3	What are the duties of the Trustee?

A11:3	The Trustee will be responsible for the administration of investments held in the Plan Trust Fund. These duties will include:

a.	receipt of contributions under the terms of the Plan;

b.	investment of Plan assets, unless investment responsibility is delegated to another party;

c.	custodian of Plan assets, unless custody responsibility is delegated to another party;

d.	distribution of monies from the fund in accordance with written instructions received from the Plan Administrator;

e.	maintenance of accounts and records of the financial transactions of the Plan Trust Fund;

f.	preparation of an annual report of the Plan Trust Fund that shows the financial transactions for the Plan Year.

ARTICLE XII

AMENDMENT AND TERMINATION

Q12:1	May my Employer amend the Plan?

A12:1	Your Employer may amend the Plan at any time. However, your Employer may not amend the Plan to use any of its assets for any purpose other than the exclusive benefit of Plan Participants. In addition, no amendment may eliminate an optional form of benefit or benefits you have already earned, except under very limited circumstances.

Q12:2	May my Employer terminate the Plan?

A12:2	Your Employer expects to continue the Plan indefinitely; however, in the unlikely event the Employer must terminate the Plan, or completely discontinue making contributions to the Plan, you will become immediately 100% vested in the value of your account, regardless of the Plan’s current vesting schedule.

Q12:3	What is a partial termination of the Plan?

A12:3	A partial termination may occur if either a Plan amendment or severance from Service excludes a group of employees who were previously covered by this Plan. Whether a partial termination has occurred will depend on the facts and circumstances of each case. If a partial termination occurs, only those Participants who cease participation due to the partial termination will become 100% vested.

Q12:4	May my rights and benefits under the Plan be given to someone else?

A12:4

Your rights and benefits under this Plan may not be assigned, sold, transferred or pledged by you or reached by your creditors or anyone else. For example, you cannot agree to pledge a part of your benefit under the Plan as security for a bank loan. However, there is an exception for a Qualified Domestic

Relations Order (QDRO) or if you are a Plan fiduciary and you are found guilty of a violation of the law involving the assets of this Plan.

ARTICLE XIII

LEGAL PROVISIONS AND RIGHTS OF PLAN PARTICIPANTS

Benefit Claims Procedure: If you feel that you are entitled to a benefit under the Plan, mail or deliver your written claim to the Plan Administrator. The Plan Administrator will notify you, your Beneficiary, or authorized representative of the action taken within sixty (60) days of receipt of the claim. If you believe that you are being improperly denied a benefit in full or in part, the Employer must give you a written explanation of the reason for the denial.

If the Employer denies your claim, you may, within sixty (60) days after receiving the denial, submit a written request asking the Employer to review your claim for benefits. Documents or records in support of your appeal should accompany any such request. You, your Beneficiary, or your authorized representative may review pertinent documents and submit issues and comments in writing.

Your Rights As A Plan Participant: As a Participant in this Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). Your benefits under this Plan are not insured by the Pension Benefit Guaranty Corporation since the law does not require plan termination insurance for his type of Plan. ERISA provides that all Plan participants shall be entitled to the items described below.

Receive Information About Your Plan and Benefits: Examine, without charge, at the plan administrator’s office and at other specified locations, such as worksites and union halls, all documents governing the plan, including insurance contracts and collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) filed by the plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.

Obtain, upon written request to the plan administrator, copies of documents governing the operation of the plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The administrator may make a reasonable charge for the copies.

Receive a summary of the plan’s annual financial report. The plan administrator is required by law to furnish each participant with a copy of this summary annual report.

Obtain a statement telling you whether you have a right to receive a pension at normal retirement age and if so, what your benefits would be at normal retirement age if you stop working under the plan now. If you do not have a right to a pension, the statement will tell you how many more years you have to work to get a right to a pension. This statement must be requested in writing and is not required to be given more than once every twelve (12) months. The plan must provide the statement free of charge.

Prudent Actions by Plan Fiduciaries: In addition to creating rights for plan participants ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your plan, called “fiduciaries” of the plan, have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries. No one, including your employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a (pension, welfare) benefit or exercising your rights under ERISA.

Enforce Your Rights: If your claim for a pension benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the plan administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the plan’s decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in Federal court. If it should happen that plan fiduciaries misuse the plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance with Your Questions: If you have any questions about your plan, you should contact the plan administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the plan administrator, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

If this Plan is maintained by more than one Employer, you can obtain a complete list of all such Employers by making a written request to the Plan Administrator.

This booklet is not the Plan document, but only a Summary Plan Description of its principal provisions and not every limitation or detail of the Plan is included. Every attempt has been made to provide concise and accurate information. However, if there is a discrepancy between this booklet and the official Plan document, the Plan document shall control.

FIRST SUMMARY OF MATERIAL MODIFICATIONS

TO THE

SBERA 401(k) Plan as adopted by Legacy Bank

SUMMARY PLAN DESCRIPTION

Effective 1/1/2002, except as otherwise noted, the SBERA 401(k) Plan as adopted by Legacy Bank Summary Plan Description is modified as follows:

1.	The question What are Elective Deferrals? is amended by the addition of the following.

The Plan shall permit Catch-up Contributions to be made after 12/31/2001. Matching Contributions will not be made on Catch-up Contributions.

For individuals who are at least age 50 before the end of the Plan Year, the current dollar limits on Elective Deferrals are increased for 401(k) Plans. The applicable dollar amount is $1,000 for the 2002 tax year, $2,000 for the 2003 tax year, $3,000 for the 2004 tax year, $4,000 for the 2005 tax year, and $5,000 for tax years beginning in 2006 and thereafter.

The $5,000 amount applicable in 2006 and thereafter are adjusted annually for inflation in $500 increments beginning in 2007 and thereafter.

2.	The question Is there a limit on how much of my Compensation I can contribute? is amended by the addition of the following:

The annual dollar limit in 2000 and 2001 was $10,500. It will increase to $11,000 in 2002, $12,000 in 2003, $13,000 in 2004, $14,000 in 2005, and $15,000 in 2006. The annual dollar limit will be adjusted annually for inflation in $500 increments beginning in 2007 and thereafter. For a further explanation of this limit, ask your Plan Administrator.

3.	The question Are Rollover Contributions permitted to this Plan? is amended by the addition of the following.

Effective 1/1/2002, the Plan will accept a Participant contribution of an Eligible Rollover Distribution or Contribution from:

A Qualified Plan described in Code Section 401(a) or 403(a).

An annuity contract described in Code Section 403(b).

An eligible plan under Code Section 457(b), which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

The Plan will accept a Participant Rollover Contribution of the portion of a distribution from an Individual Retirement Account or Annuity described in Code Section 408(a) or 408(b).

4.	The question Are Transfer Contributions permitted to this Plan? is amended by the addition of the following.

Effective 1/1/2002, the Plan has been amended to permit the acceptance of a Direct Rollover of an Eligible Rollover Distribution from the following plans:

A Qualified Plan described in Code Section 401(a) or 403(a), including Voluntary After-tax Contributions.

1

An annuity contract described in Code Section 403(b), excluding Voluntary After-tax Contributions.

An Eligible Plan under Code Section 457(b), which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state.

5.	The question Are there any limits on the total amount of contributions that can be made on my behalf each year? is amended by the addition of the following sentence to the first paragraph:

Commencing with the 2002 Plan Year the maximum contribution that you may receive in a given year may not be more than 100% of your Compensation or $40,000, whichever is less.

6.	The question Does this Plan permit hardship withdrawals? is amended by the addition of the following.

The suspension period for Elective Deferrals after taking a Hardship distribution is as follows:

A Participant who receives a distribution of Elective Deferrals in calendar year 2001 on account of Hardship shall be prohibited from making Elective Deferrals and Voluntary After-tax Contributions under this and all other plans of the Employer for six (6) months after receipt of the distribution or until January 1, 2002, if later. A Participant who receives a distribution of Elective Deferrals in calendar year 2002 on account of Hardship shall be prohibited from making Elective Deferrals and Voluntary After-tax Contributions under this and all other plans of the Employer for six (6) months after receipt of the distribution.

Hardship withdrawals of vested Employer contributions that are taken after December 31, 2001 are not subject to mandatory 20% income tax withholding because they are no longer eligible to be rolled over to an IRA or another qualified retirement plan.

7.	The question What distribution payments cannot be rolled over? is amended by the following modification to subparagraph d:

d.	hardship withdrawals, and

8.	The question How long can I keep my vested account balance in the Plan without having to make a withdrawal? is amended by the addition of the following paragraphs:

When making a cash-out distribution from the Plan the Employer does not elect to exclude Rollover Contributions in determining the value of the Participant’s nonforfeitable account balance for purposes of the Plan’s involuntary cash-out rules.

Distribution upon severance from employment shall apply for distributions regardless of when the severance from employment occurred..

9.	The question Who is a “Key Employee? is amended to read as follows:

A Key Employee is an Employee who, at any time during the preceding Plan Year is (or was) one of the following individuals:

a.	an officer earning more than a specified dollar amount;

b.	a more than 5% owner of the Employer (or a family member of a more than 5% owner); or

2

c.	a 1% or more owner (or a family member of a 1% or more owner) earning more than $150,000.

All other Employees are called Non-Key Employees. Your Plan Administrator will notify you if you are a Key Employee.

3

SECOND SUMMARY OF MATERIAL MODIFICATIONS

TO THE

SBERA 401(k) Plan as adopted by Legacy Bank

SUMMARY PLAN DESCRIPTION

1.	SBERA 401(k) Plan as adopted by Legacy Bank Summary Plan Description is modified effective for the Plan Year beginning 1/1/2002 for the new rules issued under Regulations Section 1.401(a)(9) for determining minimum required distributions, and for the Disability claims procedures under the Plan:

The question “Do I have to take a distribution of my benefits by a certain time?” is hereby amended to add the following language:

“When determining minimum distribution payments for Participants who attain age 70 1/2, the Employer elects to use the new rules as published under Regulations Section 1.401(a)(9), effective for the Plan Year beginning after December 31, 2001. These rules will be explained to you and your Beneficiary(ies) by the Plan Administrator once you reach age 70 1/2.”

2.	The Article of the Summary Plan Description entitled “Legal Provisions and Rights of Plan Participants” is hereby amended to add the following language:

Your benefits under this Plan are not insured by the Pension Benefit Guaranty Corporation since the law does not require plan termination insurance for his type of Plan.

“Benefit Claims Procedure (For Non-Disability Claims): Benefits normally will be paid to Participants and Beneficiaries without the necessity of formal claims. You or your beneficiary(ies), however, may make a request for any Plan benefits to which you believe you may be entitled. Any such request must be made in writing, and it should be made to the Plan Administrator. The following claims appeal procedure applies to claims [other than claims for benefits due to disability, which are governed by the section entitled “Benefits Claims Procedure (For Disability Claims)”] that are filed on or after January 1, 2002.

Your request for Plan benefits will be considered a claim for Plan benefits, and it will be subject to a full and fair review. If your claim for such benefits under the Plan is wholly or partially denied, the Plan Administrator shall furnish you or your beneficiary (referred to below as a “claimant”) or your authorized representative with a written or electronic notice of the denial within a reasonable period of time (generally, 90 days after the Plan Administrator receives the claim or 180 days, if the Plan Administrator determines that special circumstances require an extension of time for processing the claim and furnishes written notice of the extension to the claimant or his authorized representative before the initial 90-day period ends), which sets forth, in an understandable manner, the following information:

•	The specific reason(s) for the denial of the claim;

•	Reference to the specific Plan provision on which the denial is based;

•	A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why that material or information is necessary; and

•	A description of the Plan’s review procedures and the time limits applicable to those procedures, including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following a denial on review.

1

The Plan Administrator’s written extension notice must indicate the special circumstances requiring an extension of time for processing the claim and the date by which the Plan Administrator expects to render its decision on the claim.

The claimant or his authorized representative may appeal the Plan Administrator’s decision denying the claim within 60 days after the claimant or his authorized representative receives the Plan Administrator’s notice denying the claim. The claimant or his authorized representative may submit to the Plan Administrator written comments, documents, records and other information relating to the claim. The claimant or his authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. For these purposes, a document, record or other information is “relevant” to the claim if it:

•	was relied upon the Plan Administrator in making its decision on the claim,

•	was submitted, considered or generated in the course of the Plan Administrator’s making its decision on the claim without regard to whether the Plan Administrator relied upon it in making its decision, or

•	complies with administrative processes and safeguards which are designed to ensure and to verify that decisions on claims are made in accordance with governing Plan documents, whose provisions are applied consistently with respect to similarly-situated claimants.

The Plan Administrator’s review of the claim and of its denial of the claim shall take into account all comments, documents, records and other information submitted by the claimant or his authorized representative relating to the claim, without regard to whether these materials were submitted or considered by the Plan Administrator in its initial decision on the claim.

The Plan Administrator’s decision on the appeal of a denied claim shall be made within a reasonable period of time (generally 60 days after the Plan Administrator receives the claim or 120 days if the Plan Administrator determines that special circumstances require an extension of time for processing the claim and furnishes written notice of the extension to the claimant or his authorized representative before the initial 60-day period ends indicating the special circumstances requiring extension of time and the date by which the Plan Administrator expects to render its decision on the claim). The Plan Administrator will furnish the claimant or his authorized representative with written or electronic notice of its decision on appeal. In the case of a decision on appeal upholding the Plan Administrator’s initial denial of the claim, the Plan Administrator’s notice of its decision on appeal shall set forth, in an understandable manner, the following information:

•	The specific reason(s) for the decision on appeal;

•	Reference to the specific Plan provision on which the decision on appeal is based;

•	A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits; and

•	A statement describing any voluntary appeal procedures (including voluntary arbitration or any other form of dispute resolution) offered by the Plan and the claimant’s right to obtain information sufficient to enable you or your beneficiary to make an informed judgment about whether to submit a benefit dispute to the voluntary level of appeal, and a statement of the claimant’s right to bring an action under ERISA Section 502(a).”

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“Benefit Claims Procedure (For Disability Claims): The following claims appeal procedure applies to claims due to disability that are filed on or after January 1, 2002.

If your claim for such benefits under the Plan is wholly or partially denied, the Plan Administrator shall furnish you or your beneficiary (hereinafter referred to below as a “claimant”) or your authorized representative with written or electronic notice of the denial, within a reasonable period of time, generally not to exceed 45 days after the Plan Administrator receives the claim. This 45-day period may be extended for up to 30 days, if the Plan Administrator both determines that such an extension is necessary due to matters beyond its control and notifies the claimant, prior to the expiration of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the Plan Administrator expects to render a decision. If, prior to the end of the first 30-day extension period, the Plan Administrator determines that, due to matters beyond its control, it cannot render a decision within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Plan Administrator notifies the claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date by which the Plan Administrator expects to render a decision. In the case of any extension, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant will be given at least 45 days within which to provide the specified information.

Any written or electronic notice of the denial of benefits shall set forth, in an understandable manner, the following information:

•	The specific reason(s) for the denial of the claim;

•	Reference to the specific Plan provisions on which the denial is based;

•	A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

•	A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of the Act following a denial on review; and

•	If the Plan Administrator relied upon an internal rule, guideline, protocol, or other similar criterion in making the adverse determination, the notice shall set forth the specific rule, guideline, protocol, or other similar criterion or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request. If the adverse benefit determination is based on a medical judgment, the notice also shall set forth an explanation of the scientific or clinical judgment for the determination, applying the Plan’s terms to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

The Plan Administrator’s written extension notice must indicate the special circumstances requiring an extension of time for processing the claim, and the date by which the Plan Administrator expects to render its decision on the claim.

The claimant or his authorized representative may appeal the Plan Administrator’s decision denying his claim within 180 days after the claimant or his authorized representative receives the Plan Administrator’s notice denying the claim. The claimant or his authorized representative may submit to the Plan Administrator written comments, documents, records, and other information relating to the claim. The claimant or his authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of all documents, records, and other

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information relevant to the claim. For these purposes, a document, record or other information is “relevant” to the claim if it:

•	was relied upon by the Plan Administrator in making its decision on the claim;

•	was submitted, considered, or generated in the course of the Plan Administrator’s making its decision on the claim, without regard to whether the Plan Administrator relied upon such document, record or other information in making its decision, or

•	complies with administrative processes and safeguards which are designed to ensure and to verify that decisions on claims are made in accordance with governing Plan documents, whose provisions are applied consistently with respect to similarly situated claimants.

The Plan Administrator’s review of the claimant’s claim and of the Plan Administrator’s denial of such claim shall take into account all comments, documents, records, and other information submitted by the claimant or his authorized representative relating to the claim, without regard to whether these materials were submitted or considered by the Plan Administrator in its initial decision on the claim. The review of the Plan Administrator’s initial adverse benefit determination shall not afford deference to such determination and shall be conducted by a named fiduciary of the Plan who is neither the individual who made the initial adverse benefit determination nor a subordinate of that individual. In deciding an appeal of any initial adverse benefit determination that is based, in whole or in part, on a medical judgment, the named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. The medical or vocational experts whose advice was obtained on behalf of the Plan Administrator in connection with its adverse benefit determination shall be identified to the claimant or his authorized representative, regardless of whether the Plan Administrator relied upon the advice in making the benefit determination. The health care professional whom the named fiduciary consults in making his review of the Plan Administrator’s initial adverse benefit determination shall be an individual who is neither an individual whom the Plan Administrator consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

The named fiduciary’s decision on the appeal of a denied claim shall be made within a reasonable period of time (not to exceed 45 days after receipt of the claimant’s request for review by the Plan, unless the named fiduciary determines that special circumstances (such as a need to hold a hearing) require an extension of time for processing the claim and furnishes written notice of the extension to the claimant or his authorized representative before the initial 45-day period. In no event shall such extension exceed a period of 45 days from the end of the initial period ends. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the named fiduciary expects to render the determination on review.) The named fiduciary will furnish the claimant or his authorized representative with written or electronic notice of his decision on appeal. In the case of a decision on appeal upholding the Plan Administrator’s initial denial of the claim, the named fiduciary’s notice of its decision on appeal shall set forth, in an understandable manner, the following information:

•	The specific reason(s) for the decision on appeal;

•	Reference to the specific Plan provisions on which the decision on appeal is based;

•	A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits;

•	A statement describing any voluntary appeal procedures (including voluntary arbitration or any other form of dispute resolution) offered by the Plan and the claimant’s right to obtain

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information sufficient to enable the claimant to make an informed judgment about whether to submit a benefit dispute to the voluntary level of appeal, and a statement of the claimant’s right to bring an action under ERISA Section 502(a);

•	If the named fiduciary relied upon an internal rule, guideline, protocol, or other similar criterion in making the adverse determination, the notice shall set forth the specific rule, guideline, protocol, or other similar criterion or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request;

•	If the adverse benefit determination is based on a medical judgment, the notice also shall set forth and explanation of the scientific or clinical judgment for the determination, applying the Plan’s terms to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

•	In addition, the notice shall include the following statement: “You and your Plan may have other voluntary alternatives dispute resolution of terms, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor office and your State insurance regulatory agency.”

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